Exhibit (c)(ii)

GRASIM INDUSTRIES LTD.

and

CITIBANK, N.A.,

As Depositary

and

HOLDERS AND BENEFICIAL OWNERS OF

GLOBAL DEPOSITARY RECEIPTS

DEPOSIT AGREEMENT

Dated as of

November 25, 1992

DEPOSIT AGREEMENT

DEPOSIT AGREEMENT dated as of November 25, 1992 between GRASIM INDUSTRIES LIMITED, a corporation organized under the laws of India (the "Company"), CITIBANK, N.A., a national banking association organized under the laws of the United States of America, as Depositary (the "Depositary"), all Holders from time to time of the Global Depositary Receipts issued hereunder and all owners, from time to time, of any beneficial interest in such Receipts and the Global Depositary Shares represented by such Receipts.

W I T N E S S E T H:

WHEREAS, the Company desires to provide for the initial deposit by the Company (on behalf of the Managers referred to in the Underwriting Agreement dated November 25, 1992 between the Company and such Managers) of equity shares, nominal value 10 Rupees per share, of the Company (the "Shares"), for the subsequent deposit of additional Shares from time to time thereafter with the Depositary or with the Custodian which at the date hereof is Citibank, N.A. (Bombay Branch) (the "Custodian"), as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of Global Depositary Shares ("GDSs") representing the Shares so deposited and for the execution and delivery of Global Depositary Receipts ("GDRs") evidencing the GDSs;

WHEREAS, the Company is entering into this Agreement to facilitate the holding of equity interests in the Company outside of India, and as a condition precedent to the establishment of the depositary facility hereunder and to the initial and subsequent deposits of Shares hereunder, the Company desires to ensure that its designees have a right of first refusal to purchase Shares withdrawn from the facility before such Shares are transferred by the person making such withdrawal;

NOW THEREFORE in consideration of the premises the parties agree as follows:

Article I

DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

Section 1.01.     Agreement.  The term "Agreement" shall mean this instrument as it may from time to time be amended in accordance with the terms hereof and all instruments supplemental hereto.

Section 1.02.     Beneficial Owner.  The term "Beneficial Owner" shall mean any person owning any beneficial interest in a GDR issued hereunder but who is not the Holder of such GDR.

Section 1.03.     Book-Entry GDSs.  The term "Book-Entry GDSs" shall mean the GDSs which are evidenced in a book-entry form.  All Book-Entry GDSs will be evidenced by the Master GDR so long as The Depository Trust Company serves as depository for GDSs.

Section 1.04.     Commission.  The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

Section 1.05.     Company.  The term "Company" shall mean Grasim Industries Limited, a corporation organized and existing under the laws of India, having its registered office at Birlagram, Nagda 456331, Madhya Pradesh, India, and its successors.

Section 1.06.     Custodian.  The term "Custodian" shall mean, as of the date hereof, Citibank, N.A., Bombay branch, as agent of the Depositary for the purposes of this Agreement, and any other firm or corporation which may be appointed by the Depositary pursuant to the terms of Section 5.07, as substitute custodian or an additional custodian hereunder, as the context shall require, and the term "Custodian" shall mean all of them, collectively.

Section 1.07.     Depositary.  The term "Depositary" shall mean Citibank, N.A., a national banking association organized under the laws of the United States of America, and any successor as depositary hereunder.

Section 1.08.     Deposited Securities.  The term "Deposited Securities" as of any time shall mean the Shares at such time deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject in the case of cash to the provisions of Section 4.07.

Section 1.09.     Dollars; Rupees.  The term "dollars" shall mean United States dollars.  The term "Rupees" shall mean Indian Rupees.

Section 1.10.     DTC.  The term "DTC" shall mean The Depository Trust Company.

Section 1.11.     45 Day Legend.  The term "45 Day Legend" shall mean the following statement:

THIS SECURITY WAS WITHDRAWN FROM A DEPOSITARY FACILITY.  THE HOLDER HEREOF AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY PERSON PRIOR TO JANUARY 16, 1993 OR SUCH EARLIER TIME AS IS NOTIFIED TO THE HOLDER HEREOF BY THE ISSUER.

Section 1.12.     GDRs.  The term "GDRs" shall mean the Global Depositary Receipts issued hereunder evidencing GDSs, as such Global Depositary Receipts may be amended from time to time in accordance with the provisions of this Agreement.  A GDR may evidence any number of GDSs.  Where the context requires, the term "GDR" shall refer to the Master GDR.

Section 1.13.     GDSs.  The term "GDSs" shall mean the rights evidenced by the GDRs issued hereunder and the interests in the Deposited Securities represented thereby.  Each GDS shall represent one Share, until there shall occur a distribution upon Deposited Securities covered by Section 4.04 or a change in Deposited Securities covered by Section 4.09 with respect to which additional Receipts are not executed and delivered, and thereafter GDSs shall represent the Shares or Deposited Securities specified in such Sections.

Section 1.14.     Holder.  The term "Holder" shall mean the person in whose name a GDR is registered on the books of the Depositary maintained for such purpose.

Section 1.15.     India.  The term "India" shall mean the Republic of India.

Section 1.16.     Indian Legend.  The term "Indian Legend" shall mean the following statement:

THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY AND THE GLOBAL DEPOSITARY SHARES REPRESENTED HEREBY MAY NOT AT ANY TIME BE OFFERED OR SOLD DIRECTLY OR INDIRECTLY TO ANY PERSON IN INDIA OR TO, OR FOR THE ACCOUNT OR BENEFIT OF A RESIDENT OF INDIA.

Section 1.17.     Initial Deposit.  The term "Initial Deposit" shall mean the deposit of Shares with the Custodian on behalf of the Managers pursuant to the Underwriting Agreement between the Company and the Managers named therein, dated November 25, 1992.

Section 1.18.     Master GDR.  The term "Master GDR" shall mean the Receipt registered in the name of the nominee of The Depository Trust Company, evidencing all Book-Entry GDSs, as provided by Section 2.01 of this Deposit Agreement.

Section 1.19.     Nominee.  The term "Nominee" when used with respect to the Depositary shall mean such nominee or nominees of the Depositary as it shall appoint from time to time to act on its behalf in connection with the performance of its duties and obligations under this Deposit Agreement.  The Nominee shall perform in whatever capacity and to whatever extent under this Deposit Agreement as the Depositary designates in its appointment of the Nominee.  Such appointment may be evidenced by written agreement, letter, telegram, telex or facsimile transmission or orally with subsequent confirming, agreement, letter, telegram, telex or facsimile transmission.

Section 1.20.     Physical GDSs.  The term "Physical GDSs" shall mean the GDSs evidenced by GDRs other than the Master GDR, including but not limited to separate GDRs delivered pursuant to Section 2.09 of this Agreement.

Section 1.21.     Principal London Office.  The term "Principal London Office", when used with respect to the Depositary, shall be the principal office of the Depositary in London, England, which, at the date of this Agreement, is located at Cottons Centre, Hays Lane, London SE1 2QT, England.

Section 1.22.     Principal New York Office.  The term "Principal New York Office", when used with respect to the Depositary, shall be the principal office of the Depositary in The City of New York at which at any particular time its corporate trust business shall be administered, which, at the date of this Agreement, is located at 111 Wall Street, 5th Floor, New York, New York 10043.

Section 1.23.     QIB.  The term "GIB" shall mean a "qualified institutional buyer" as that term is defined in Rule 144A.

Section 1.24.     Registrar.  The term "Registrar" shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, appointed by the Depositary to register GDRs and transfers of GDRs as herein provided, and shall include any co-registrar appointed by the Depositary, upon the request or with the approval of the Company, for such purposes.

Section 1.25.     Regulation S.  The term "Regulation S" shall mean Rules 901 through 904 under the Securities Act, as such rules are from time to time amended.

Section 1.26.     Rule 144A.  The term "Rule 144A" shall mean Rule 144A under the Securities Act, as from time to time amended.

Section 1.27.     Right of First Refusal Legend.  The term "Right of First Refusal Legend" shall mean the following statement:

THIS SECURITY IS SUBJECT TO A RIGHT OF FIRST REFUSAL AGREEMENT PURSUANT TO WHICH NEITHER THIS SECURITY NOR ANY INTEREST HEREIN MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT UNDER CERTAIN CIRCUMSTANCES SPECIFIED THEREIN.  NO TRANSFER OF SHARES MADE IN VIOLATION OF SUCH AGREEMENT SHALL BE GIVEN EFFECT OR REGISTERED BY THE ISSUER.

Section 1.28.     Securities Act.  The term "Securities Act" shall mean the United States Securities Act of 1933 and the rules and regulations promulgated thereunder, all as from time to time amended.

Section 1.29.     Securities Act Legend.  The term "Securities Act Legend" shall mean the following statement:

NEITHER THIS SECURITY NOR ANY SECURITY REPRESENTED HEREBY HAS BEEN REGISTERED UNDER THE UNITED STATES OF AMERICA SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT").  THE HOLDER HEREOF, BY PURCHASING THIS SECURITY OR ANY DEPOSITARY RECEIPT REPRESENTING THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY AND ANY SECURITY REPRESENTED HEREBY MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER THAT IS AWARE THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT.

Section 1.30.     Securities Exchange Act.  The term "Securities Exchange Act" shall mean the United States Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, all as from time to time amended.

Section 1.31.     Shares.  The term "Shares" shall mean the equity shares, nominal value 10 Rupees per share, of the Company and shall include evidence of the right to receive Shares; provided, however, that, if there shall occur any change in par value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.09, an exchange or conversion in respect of the Shares of the Company, the term "Shares" shall thereafter represent the successor securities resulting from such change in par value, split-up or consolidation or such other reclassification or such exchange or conversion.

Section 1.32.     Transfer Date.  The term "Transfer Date" shall mean the date which is 45 days after the date of the Initial Deposit, or such earlier date as may be notified by the Company to the Holders.

Section 1.33.     United States.  The term "United States" shall mean the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

Article II

BOOK-ENTRY SYSTEM, FORM OF GDRs,

DEPOSIT OF SHARES, EXECUTION AND

DELIVERY, TRANSFER AND SURRENDER OF GDRs

Section 2.01.     Book Entry System; Form and Transferability of GDRs.

(a)	Book Entry System. The Company and the Depositary shall make application to DTC for acceptance of the Book-Entry GDSs in its book-entry settlement system. The Company hereby appoints the Depositary acting through any authorized officer thereof as its attorney-in-fact, with full power to delegate, for purposes of executing any agreements, certifications or other instruments or documents necessary or desirable in order to effect the acceptance of the GDSs for DTC eligibility, including but not limited to the Letter of Representations, in the form attached hereto as Exhibit A, with such modifications as are agreed by the Company and the other parties thereto.

        So long as the Book-Entry GDSs are eligible for book-entry settlement with DRC, unless otherwise required by law, Book-Entry GDSs shall be represented by the Master GDR registered in the name of a nominee of DTC. During any period in which Book-Entry GDSs are represented by the Master GDR, ownership of beneficial interests in the Master GDR shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) DTC or its nominee for such Master GDR and (ii) institutions that have accounts with DTC. All references in this Agreement to issuance or delivery of GDRs shall be deemed to include, where applicable, adjustments in the cords of the Depositary showing the number of Book-entry GDSs evidenced by the Master GDR.

If, at any time when Book-Entry GDSs are evidenced by the Master GDR, DTC ceases to make its book-entry settlement system available for such GDSs, the Company shall consult with the Depositary regarding making other arrangements for book-entry settlement. In the event that it is impracticable without undue effort or expense to continue to have the Book-Entry GDSs available in book-entry form, subject to the provisions of Section 2.09, the Company shall instruct the Depositary to issue separate GDRs to the owners of beneficial interests in the Master GDR with such additions, deletions and modifications to this Agreement and to the form of GDR attached hereto as Exhibit B as the Company and the Depositary may, from time to time, agree (which may include requiring additional statements, documents and certifications as a condition of issuing such separate GDRs).

(b)	Form. GDRs may be issued in denominations of any number of GDSs. The GDRs shall be type-written, in the case of the Master GDR, and otherwise shall be engraved, printed or lithographed on steel engraved borders, or in such other form as may be agreed upon by the Company and the Depositary, and shall be substantially in the form set forth in Exhibit B annexed to this Agreement, with appropriated insertions, modifications and omissions, as hereinafter provided. The Master GDR shall bear such additional legend or legends as may be required by DTC in order for it to accept the GDSs for its book-entry settlement system. The Master GDR shall provide that it shall evidence the aggregate number of GDSs from time to time indicated in the cords of the Depositary and that the aggregate amount of GDSs evidence thereby may from time to time be increased or decreased by making adjustments to such records of the Depositary.

GDRs shall be executed and dated by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar for the GDRs shall have been appointed and such GDRs are countersigned by the manual signature of a duly authorized signatory of the Registrar and dated by such signatory.  No GDR shall be entitled to any benefits under this Agreement or be valid or obligatory for any purpose, unless such GDR shall have been executed by the Depositary by the manual signature of a duly authorized signatory, or, if a Registrar shall have been appointed, by the manual signature of a duly authorized signatory of the Registrar, and such execution of any GDR by manual signature shall be conclusive evidence, and the only evidence, that such GDR has been duly executed and delivered hereunder.  The Depositary shall maintain books in which each GDR so executed and delivered as hereinafter provided and the transfer of each such GDR shall be registered.  GDRs bearing the facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding the fact that such signatory has ceased to hold such position prior to the execution of such GDRs by the Registrar and their delivery or such signatory did not hold such position at the date of such GDRs.

The GDRs shall be endorsed with the Securities Act Legend and the Indian Legend and may be endorsed with or have incorporated in the text thereof such other legends, recitals or changes not inconsistent with the provisions of this Agreement as may be required (i) by the National Association of Securities Dealers, Inc. (the "NASD") in order for the GDRs to be tradeable on the NASD's "PORTAL" market or any other market developed for the trading of securities pursuant to Rule 144A or (ii) to comply with any applicable law.

The GDRs shall bear a CUSIP number that is different from the CUSIP number that is or may be assigned to any depositary receipts subsequently issued pursuant to any other arrangement with the Depositary which are not GDRs issued hereunder.

(c)	Transferability. Subject to any limitations set forth in a GDR or in this Agreement, when such GDR is properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice), and upon compliance with the restrictions on registration of transfer set forth in any legends appearing on such GDR, title to such GDR (and to each GDS evidenced thereby) shall be transferable by delivery with the same effect as in the case of a negotiable instrument in accordance with the laws of the State of New York; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may deem and treat the Holder of a GDR as the absolute owner thereof for any purpose, including but not limited to the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Agreement and neither the Depositary nor the Company shall have any obligation or be subject to any liability under this Agreement to any holder of a GDR unless such holder is the Holder thereof.

Section 2.02.     Deposit of Shares.  The Managers, or the Company or any other person acting on behalf of the Managers, will make the Initial Deposit by physical delivery to the Custodian of Shares, registered in the name of the Depositary or its Nominee (as directed by the Depositary) who will be the holder of record of all such Shares.  Subject to the terms and conditions of this Agreement, upon such Initial Deposit of Shares, the Depositary shall execute and deliver to Citibank, N.A. as custodian for DTC the Master GDR evidencing the Book-Entry GDSs created by such Initial Deposit.

Subject to the terms and conditions of this Agreement, the Custodian shall not accept Shares for deposit under this Agreement subsequent to the Initial Deposit other than (i) Shares issued to the person in whose name Deposited Securities are recorded (the "Registered Shareholder") as a dividend or free distribution upon such Deposited Securities pursuant to Section 4.04 (including a bonus issue of Shares) to the Registered Shareholder, (ii) Shares acquired by the Registered Shareholder, Holders or Beneficial Owners from the Company through the exercise of rights, warrants or options distributed by the Company to such persons in respect of Deposited Securities, (iii) securities issued by the Company to the Registered Shareholder as such in respect of Deposited securities as a result of a reclassification of Shares or other Deposited Securities or similar event pursuant to Section 4.09, (iv) Shares issued in connection with the exercise of any overallotment rights provided in the Underwriting Agreement and (v) as may otherwise be permitted by applicable law and agreed by the Company and the Depositary in writing from time to time.

Permitted deposits shall be made by (i) physical delivery of Shares to the Custodian, accompanied by any appropriate instrument or instruments of transfer or endorsement, in form satisfactory to such Custodian, (ii) if available, electronic transfer of Shares to the account of the Custodian maintained for that purpose or (iii) delivery to the Custodian of evidence satisfactory to the Custodian that irrevocable instructions have been given to cause Shares to be transferred to such account, in each such case accompanied by (x) delivery to the Custodian of a written order from or on behalf of the Custodian of a written order from or on behalf of the person making the deposit directing the Depositary to issue a GDR or GDRs for, or make adjustments to its records (as contemplated by Section 2.01 hereof) in order to reflect, the number of GDSs representing the Shares so deposited, as well as by (y) payment of any taxes, governmental charges (including transfer taxes) or other fees or charges required in connection with the deposit.

No Share or other security shall be accepted for deposit unless accompanied by (1) evidence satisfactory to the Depositary (which may be an opinion of counsel) that the necessary approval, if any, has been granted by the governmental agency in India which is then performing the function of the regulation of currency exchange, (2) an agreement or assignment, or other instrument satisfactory to the Depositary, which provides for the prompt transfer to the Depositary of any dividend or right, if any, to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have recorded may thereafter receive upon or in respect of any such deposited Shares, or, in lieu thereof, such agreement of indemnity as shall be satisfactory to the Depositary and (3) if the securities are registered in the name of the person on whose behalf they are presented for deposit, a proxy or proxies entitling the Custodian to vote such deposited shares for any and all purposes until such Shares are registered in the name of the Depositary, the Custodian or the nominee of either.

In the event that Shares, or securities of any class that may from time to time be deposited with the Custodian pursuant to this Agreement, or depositary shares or receipts representing such Shares or other securities, become listed on a national securities exchange registered under Section 6 of the Securities Exchange Act or quoted in a U.S. automated inter-dealer quotation system (within the meaning of Rule 144A(d)(3)(i)), the Company shall notify the Depositary and the Custodian in writing of such listing or quotation. Thereafter, and notwithstanding any other provision of this Agreement to the contrary, the Depositary and the Custodian shall refuse to accept for deposit any securities of the same class (within the meaning of Rule 144A(d)(3)(i)) as the securities so listed or quoted, unless the person making such deposit shall furnish evidence satisfactory to the Depositary, in its sole discretion, that the securities to be deposited were not, when issued, of the same class (within the meaning of Rule 144A(d)(3)(i)), as securities so listed or quoted.

The Custodian shall refuse to accept Shares for deposit whenever it has been notified, as provided in the following sentence, that the Company has restricted transfer of such Shares to comply with the ownership restrictions referred to in Section 3.04 or that such deposit would result in any violation of applicable laws.  The Company shall notify the Depositary and the Custodian in writing with respect to any such restrictions on transfer of its Shares or deposit hereunder.

At the request, risk and expense of any holder of Shares, and for the account of such holder, the Depositary may receive Shares to be deposited or evidence that Shares have been electronically transferred or that irrevocable instructions have been given to cause the transfer of such Shares to the account of the Custodian, together with the other orders, instruments and evidence herein specified, for the purpose of forwarding such orders, instruments and evidence to the Custodian hereunder.

Upon each delivery to the Custodian of Shares or other securities to be deposited hereunder (including deposits by electronic transfer), together with the other documents above specified, such Custodian shall, as soon as transfer and recordation can be accomplished, transfer and record the Shares or other securities being deposited in the name of the Depositary or its Nominee or such Custodian or its nominee.  Deposited Securities shall be held by the Depositary or by the Custodian for the account and to the order of the Depositary, the Custodian or Nominee or at such other place or places as the Depositary shall determine, subject to the applicable laws of India.

The Nominee may be the Custodian or another entity entitled to act as nominee under relevant Indian laws and regulations, provided that the Deposited Securities are kept in a segregated deposit account by the Nominee.

Section 2.03.     Execution and Delivery of GDRs.  Upon receipt by a Custodian of a deposit pursuant to Section 2.02 hereunder together with the other certifications specified herein and, in addition, a proper acknowledgment or other evidence from the Company (or the appointed agent of the Company for transfer and registration of Shares) satisfactory to the Depositary that any Deposited Securities are properly recorded upon the transfer books of the Company (or such agent) maintained for that purpose in the name of the Depositary or its Nominee or the Custodian or its nominee, together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and recordation and the person or persons (i) to whom or upon whose written order a GDR or GDRs in physical form are deliverable in respect thereof and the number of GDSs to be evidenced thereby, or (ii) whose DTC participant account should be credited with Book-Entry GDSs and the number of Book-Entry GDSs to be evidenced on DTC's records and in the records of the Depositary by the Master GDR with respect to such deposit.  Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission.

With respect to all deposits (other than the Initial Deposit, deposits of Shares issued in connection with any overallotment rights provided in the Underwriting Agreement, and deposits made as a result of any distribution pursuant to Section 4.04, any changes to Shares pursuant to Section 4.09 or any similar distribution), after receiving the notice referred to above from the Custodian, subject to this Deposit Agreement, the Depositary or its agent shall use reasonable efforts to obtain from each person acquiring a beneficial interest in the Master GDR or any GDR to be issued as a result of such deposit evidence substantially in the form of the certificate annexed hereto as Exhibit C-1 that, among other things, such person is a Qualified Institutional Buyer or is acquiring such securities in a transaction in accordance with Regulation S.  If no such certificate or other evidence of the status of such person satisfactory to the Company, is obtained in connection with any such subsequent deposit, the Depositary shall not execute or deliver GDRs or Book-Entry GDSs in respect of such Deposit and shall instruct the Custodian to take all appropriate action to return the securities so deposited to the person who deposited such securities.

Promptly after obtaining the certificate referred to above or such other evidence as the Company may accept, or, where no such certificate or evidence is required, promptly after receiving the notification from the Custodian, the Depositary or its agent shall (i) in the event that (A) such deposit is being made in respect of Physical GDSs and such deposit is a result of any distribution pursuant to Section 4.04 or any changes pursuant to Section 4.09, (B) the depositor has indicated that the beneficial owner desires to hold Physical GDSs, or (C) GDSs may not be held in global book-entry form at such time pursuant to Section 2.01, execute and deliver at the Depositary's Principal New York Office or at the Depositary's Principal London Office to or upon the order of the person or persons named in such notification, GDRs registered in the name or names requested by such person or persons, and evidencing in the aggregate the number of Physical GDSs to which such person or persons are entitled, or (ii) the case of the Initial Deposit, execute and deliver the Master GDR as provided in Section 2.02, and in all other cases (x) adjust its records in respect of the aggregate number of GDSs then outstanding to reflect such deposit and (y) notify DTC and the relevant DTC participants to adjust the relevant records to credit the DTC participant accounts entitled to such credit.

The Depositary shall send a confirmation regarding the deposit of such securities and the issuance of a GDR or GDRs or the increase in the number of Book-Entry GDSs outstanding and evidenced by the Master GDR to the person or persons to whom or to whose DTC participant account the GDSs are delivered or credited, such confirmation to contain a notice with respect to such Shares and GDSs substantially in the form of the Securities Act Legend and the Indian Legend.

Section 2.04.     Transfer of GDRs; Combination and Split-up of GDRs.  The Depositary or its agent, subject to the terms and conditions of this Agreement and any GDR, shall without unreasonable delay register transfers of any such GDR on its transfer books, upon any surrender of such GDR by the Holder thereof in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice and the accurate completion of the certifications appearing on the reverse of such GDR relating to compliance with the restrictions on transfer thereof) and duly stamped as may be required by any applicable law; provided that the Depositary shall refuse to register any transfer of GDSs if such registration would cause the total number of Shares represented by GDSs evidenced by GDRs held by any Holder of such GDRs (other than the Master GDR) to exceed any limit under applicable law with respect to which the Company has notified the Depositary in writing.  Thereupon, the Depositary shall execute a new GDR or GDRs and deliver the same to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of this Agreement, shall upon surrender of a GDR or GDRs for the purpose of effecting a split-up or combination of such GDR or GDRs, execute and deliver a new GDR or GDRs in the name of the same Holder for any authorized number of GDSs requested, evidencing the same aggregate number of GDSs as the GDR or GDRs surrendered.  In connection with any split-up or combination pursuant to this paragraph, the Depositary shall not be obligated to obtain any certification or endorsement otherwise required by the terms of this Agreement.

Section 2.05.     Surrender of GDRs and Withdrawal of Deposited Securities. Upon:

(1)                surrender of GDSs by (a) delivery at the Depositary's Principal New York Office, the Depositary's Principal London Office or at such other offices as the Depositary may designate of a GDR evidencing a Physical GDS (properly endorsed in blank or accompanied by proper instruments of transfer in blank, to the extent required by the Depositary), or (b) receipt by the Depositary by electronic transfer from DTC or a DTC participant to the, Depositary's DTC account of certain GDSs (along with written instructions from DTC or a DTC participant requesting withdrawal of Deposited Securities represented by such GDSs on behalf of the Beneficial Owner of the GDRs which evidence such GDSs ("Withdrawal Instructions")) and cancellation of such GDSs by debit to such account and adjustment of the records of the Depositary in respect of the Master Receipt, in either case for the purpose of withdrawal of the Deposited Securities represented thereby,

(2)                payment of the fees and expenses of the Depositary for the cancellation of GDSs (as set forth in Exhibit D hereto) and all taxes and other governmental charges payable in connection with such surrender and withdrawal,

(3)                receipt by the Depositary of certification substantially in the form of Exhibit C-2 annexed hereto (by or on behalf of the beneficial owner of the Deposited Securities being withdrawn), including an executed version of the Right of First Refusal Agreement referred to therein (so long as and in such other form as the Company shall instruct the Depositary in writing to accept), and

(4)                subject to the terms and conditions of this Deposit Agreement, the Holder or Benefical Owner of the GDRs which evidence such GDSs shall be entitled to physical, or if available electronic, delivery at the office of the Custodian in Bombay without unreasonable delay of the applicable Deposited Securities.  Withdrawal Instructions shall be given by letter or, at the request, risk and expense of the Holder, Beneficial Owner or DTC participant, by cable, telex or facsimile transmission.

Delivery of Deposited Securities hereunder in physical form may be made, at the Depositary's election, by the delivery of (i) certificates registered in the name of the beneficial owner of the Deposited Securities or (ii) certificates representing such Deposited Securities properly endorsed or accompanied by proper instruments of transfer to such beneficial owner.  The Depositary may, in its discretion, at the request, risk and expense of the Holder or Beneficial Owner, deliver the Deposited Securities to such person or persons at the Depositary's Principal London Office.  The Depositary may deliver to such person or persons at the Principal London Office of the Depositary any dividends, distributions or rights with respect to such Deposited Securities which may at the time be held by the Depositary.

Certificates representing Deposited Securities withdrawn hereunder shall bear the 45 Day Legend (if withdrawn before the Transfer Date) and (in the case of Shares) the Right of First Refusal Legend and may bear the Securities Act Legend and any other legends or notations not inconsistent with this Deposit Agreement which are deemed necessary by the Company or the Depositary to comply with applicable laws.

Without unreasonable delay, the Depositary shall forward to the Company (by mail or otherwise as requested, in each case at the Company's risk and expense) the original executed copy of any Right of First Refusal Agreement received by the Custodian or the Depositary in connection with any withdrawal hereunder.

The Depositary shall not accept surrender of GDRs or Written Instructions for the purpose of withdrawal of less than one Share.  In addition, the Depositary shall only honor requests for withdrawal of whole numbers of Shares.  In the case of surrender of a GDR or surrender of a beneficial interest in the Master GDR evidencing a number of GDSs representing other than whole number of Shares, the Depositary shall cause withdrawal of the appropriate whole number of Shares as hereinabove provided, and shall execute and deliver to the person surrendering such GDR a new separate GDR evidencing GDSs representing any remaining fractional Share or continue to reflect on its records the remaining fractional Shares as being represented by GDSs evidenced by the Master GDR.

Section 2.06.     Limitations on Execution and Delivery, Transfer, etc. of GDRs; Suspension of Delivery, Transfer, etc.  As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender of any GDR for the purpose of withdrawal of any Deposited Securities or adjustment to the Depositary's records in order to reflect deposits of Shares or such transfer, surrender or withdrawal, the Depositary or the Custodian may require (i) payment from the depositor of Shares or the presenter of a GDR or the presenter of written instructions, of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature appearing on any form, certification or other document delivered to the Depositary in connection with this Agreement, including but not limited to, in the case of GDRs, a signature guarantee in accordance with industry practice, and (iii) compliance with any laws or governmental regulations relating to depositary receipts in general or to the withdrawal of Deposited Securities.

After consultation with the Company, the delivery of GDRs against, or adjustments in the records of the Depositary to reflect, deposits of Shares generally or of particular Shares may be suspended or withheld, or the registration of transfer of GDRs in particular instances may be refused, or the registration of transfer generally may be suspended, or the surrender of outstanding GDRs or the receipt of Withdrawal Instructions from any person having a beneficial interest in Book-Entry GDSs represented by the Master GDR for the purpose of withdrawal of Deposited Securities may be suspended, during any period when the transfer books of the Depositary or the Company (or the appointed agent of the Company for the transfer and registration of Shares) are closed, or if any such action is deemed necessary or advisable by the Company or the Depositary, in good faith, at any time or from time to time.

Section 2.07.     Lost GDRs, etc.  In case any GDR shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new GDR of like tenor and registered in the same name, in exchange and substitution for such mutilated GDR upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen GDR, upon the filing by the Holder thereof with the Depositary of (a) a request for such exchange, execution and delivery before the Depositary has notice that the GDR has been acquired by a bona fide purchaser and (b) a sufficient indemnity bond, and upon satisfying any other reasonable requirements imposed by the Depositary.

Section 2.08.     Cancellation and Destruction of Surrendered GDRs.  All GDRs surrendered to the Depositary shall be cancelled by the Depositary.  Cancelled GDRs shall not be entitled to any benefits under this Agreement or be valid or obligatory for any purpose.  The Depositary is authorized to destroy surrendered GDRs so cancelled.  GDSs shall be deemed cancelled when the Deposited Securities they represent are withdrawn from deposit hereunder or when the number of GDSs evidenced by the Master GDR on the records of the Depositary is so reduced and no other GDR evidencing such GDSs is issued hereunder.

Section 2.09.     Interchangeability of Book-Entry GDSs and Separate GDR Certificates.  Subject to the terms and conditions of this Agreement, upon receipt by the Depositary at its Principal New York Office of written instructions from DTC or its nominee on behalf of any person having a beneficial interest in Book-Entry GDSs evidenced by the Master GDR for the purpose of directing the Depositary to execute and deliver a separate GDR evidencing such GDSs, and upon receipt by the Depositary at its Principal New York Office or Principal London Office of a written order of such person containing registration instructions and such other information as the Depositary may require in order to execute and deliver such separate GDR, and together with fully completed, signed certification in substantially the form attached hereto as Exhibit C-3, and upon payment of the fees and expenses of the Depositary, the Depositary shall follow the procedures set forth in paragraph 7 of the Letter of Representations attached hereto as Exhibit A for the purpose of reducing the number of Book-Entry GDSs evidenced by the Master GDR and, following such reduction, shall execute and deliver at its Principal New York Office or Principal London Office to or upon the order of the person or persons named in such order a GDR or GDRs registered in the name or names requested by such person and evidencing in the aggregate the number of GDSs equal to the reduction in the number evidenced by the Master GDR.

Subject to the terms and conditions of this Agreement, upon receipt by the Depositary at its Principal New York Office or Principal London Office of a separate GDR or GDRs, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Depositary, together with fully completed, signed certification in substantially the form attached hereto as Exhibit C-4, and together with written instructions directing the Depositary to adjust its records to reflect an increase in the aggregate amount of Book-Entry GDSs evidenced by the Master GDR (including, without limitation, information regarding the DTC participant account to be credited with such increase), and upon payment of the fees and expenses of the Depositary, the Depositary shall cancel such separate GDR or GDRs and shall follow the procedures set forth in paragraph 6 of the Letter of Representations attached hereto as Exhibit A for the purpose of reflecting such increase in the number of Book-Entry GDSs evidenced by the Master GDR.

Section 2.10.     Maintenance of Records.  The Depositary agrees to maintain records of all GDRs surrendered and Deposited Securities withdrawn under Section 2.05, of substitute GDRs delivered under Section 2.07, of GDRs cancelled or destroyed under Section 2.08 or 2,09, and of GDRs executed and delivered in physical, certificated form under Section 2.09, in keeping with procedures ordinarily followed by stock transfer agents located in The City of New York.

Article III

CERTAIN OBLIGATIONS OF HOLDERS OF GDRs

Section 3.01.     Filing Proofs, Certificates and Other Information.  Any person depositing Shares, any Holder or any Beneficial Owner may be required from time to time to file with the Depositary or the Custodian such proof of citizenship, residence, exchange control approval, payment of applicable Indian or other taxes or governmental charges, or legal or beneficial ownership and the nature of such interest, to provide information relating to the registration on the books of the Company (or the appointed agent of the Company for the transfer and registration of Shares) of the Shares or other securities presented for deposit or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may deem necessary or proper to enable the Depositary or the Company to perform its obligations hereunder.  The Depositary may withhold the execution or delivery or registration of transfer of all or part of any GDR or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or the withdrawal of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties are made.  The Depositary shall provide the Company, in a timely manner, with copies of any such proofs and certificates and such written representations and warranties provided as aforesaid.

Section 3.02.     Liability of Holders and Beneficial Owners for Taxes and Other Charges.  If any Indian or other tax or governmental charge shall become payable with respect to any GDR or any Deposited Securities represented by the GDSs evidenced by any GDR, such tax or other governmental charge shall be payable by the Holder of such GDR to the Depositary and any Beneficial Owner of such GDR shall be liable to the Holder therefor.  The Depositary may, and upon the instructions of the Company shall, refuse to effect any registration of transfer of all or part of such GDR or any withdrawal of Deposited Securities represented by the GDSs evidenced thereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder thereof any part or all of the Deposited Securities represented by the GDSs evidenced by such GDR, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder and the Beneficial Owners of such GDR remaining liable for any deficiency.

Section 3.03.     Representations, Warranties and Agreements on Deposit, Transfer and Surrender and Withdrawal of Shares or GDRs.  Each person depositing Shares under this Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, outstanding, fully paid and non-assessable and not subject to any claim in respect of preemptive rights, and that the person making such deposit is duly authorized so to do.  Such representations and warranties shall survive the deposit of Shares and the issuance of GDRs or adjustments in the Depositary's records in respect thereof.

Each person acquiring a beneficial interest in any GDS (whether by purchase in the initial offering of the GDSs, by subsequent transfer, upon issuance by the Depositary or otherwise) shall be deemed thereby to:

(A)               (1) represent that either (i) it is acquiring such interest for its own account or an account of another entity and that it or such entity is a QIB or (ii) it is outside the United States or is a United States professional fiduciary acquiring such interest on a discretionary basis for the benefit or account of a person other than a U.S. person, (2) represent that it is not located in India and is not a resident of India or purchasing for, or for the account or benefit of, a resident of India, (3) acknowledge that the GDRs, the GDSs and the Deposited Securities represented by the GDSs have not been, and will not be, registered under the Securities Act and may not be offered, sold, pledged or otherwise transferred except in compliance with the Securities Act Legend, (4) acknowledge that the GDRs and GDSs may not be offered or sold directly or indirectly to any person in India or to, or for the account or benefit of, a resident of India, (5) agree that if it should offer, sell, transfer or otherwise dispose of the GDRs, the GDSs or the underlying Deposited Securities or any beneficial interest therein, it will do so only as permitted by the applicable legends and, if applicable, the Right of First Refusal Agreement, and in each case will give the purchaser notice of any restrictions on resale of the GDRs, GDSs and Deposited Securities, (6) acknowledge that, unless otherwise agreed by the Company and the Depositary, the GDRs and each Share withdrawn from the depositary facility will bear the Securities Act Legend, (7) acknowledge that the GDRs will bear the Indian Legend, (8) acknowledge that Shares withdrawn from the depositary facility before the Transfer Date will bear the 45 Day Legend, (9) understand and agree that as a condition to the withdrawal of Shares from the depositary facility, the beneficial owner of such Shares will be required to enter into a Right of First Refusal Agreement and (10) agree that it will not transfer before the Transfer Date any Deposited Security, and

(B)               represent and warrant that such receipt, transfer or surrender and withdrawal complies with such restrictions.  Such representations, warranties and agreements shall survive any such receipt, transfer or surrender and withdrawal.

Section 3.04.     Ownership Restrictions.  The Company may restrict transfers of Shares or GDSs where such transfer might result in ownership of Shares exceeding the limits under applicable law, The Company may, in its sole discretion, instruct the Depositary to take action with respect to the beneficial ownership of Shares by any Holder or Beneficial Owner in excess of any limitation as per the preceding sentence, including but not limited to a mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the GDSs held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law.

Section 3.05.     Disclosure of Interests.  To the extent that provisions of or governing any Deposited Securities or the rules or regulations of any governmental authority require the disclosure to the Company or other persons of the beneficial or other ownership of Deposited Securities, other Shares and other securities, the Depositary shall use its reasonable efforts to comply with such provisions, rules or regulations and with Company instructions in respect thereof, and Holders and Beneficial Owners shall comply with all such disclosure requirements and any related ownership limitations and shall cooperate with the Depositary's compliance with such provisions, rules or regulations and with such Company instructions.

Article IV

RIGHTS RELATING TO THE DEPOSITED SECURITIES;

CERTAIN OBLIGATIONS OF THE DEPOSITARY

Section 4.01.     Power of Attorney.  Each Holder and Beneficial Owner, upon acceptance of a GDR issued in accordance with the terms hereof or any beneficial interest therein, thereby appoints the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all steps or action provided for or contemplated herein with respect to the Deposited Securities, including but not limited to those set forth in Article IV, and to take such further steps or action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of this Agreement.

Section 4.02.     Cash Distributions; Withholding.  Whenever the Custodian or the Depositary receives any cash dividend or other cash distribution in respect of any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.06, cause such dividend or distribution to be converted into dollars and remitted to the Depositary, and shall promptly distribute the amount thus received to the Holders entitled thereto in proportion to the number of GDSs representing such Deposited Securities held by them respectively, after deduction or upon payment of the fees and expenses of the Depositary; provided, however, that in the event that the Company, the Custodian or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Holders in respect of the GDSs representing such Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of GDRs then outstanding.  The Company or its agent, or the Depositary or its agent, as appropriate, will remit to the appropriate governmental authority or agency in India or any other relevant jurisdiction all amounts withheld and owing to such authority or agency.  The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies.

Section 4.03.     Distributions Other than Cash, Shares or Rights.  Whenever the Custodian shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary shall cause the securities or property received by the Custodian to be distributed to the Holders entitled thereto, after deduction or upon payment of the fees and expenses of the Depositary, in proportion to the number of GDSs representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any requirement that the Company, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to Holders) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash; provided that any unsold balance of such securities or property shall be distributed by the Depositary to the Holders entitled thereto, if such distribution is feasible without withholding for or on account of any taxes or other governmental charges and without registration under the Securities Act, in accordance with such equitable and practicable method as the Depositary shall have adopted.

Section 4.04.     Distributions in Shares.  If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, with the Company's approval, and shall, if the Company shall so request, either (i) distribute to the Holders of Physical GDSs entitled thereto, in proportion to the number of GDSs representing such Deposited Securities held by them respectively, additional GDRs for an aggregate number of GDSs representing the number of Shares received as such dividend or free distribution, or (ii) reflect on the records of the Depositary such increase in the aggregate number of GDSs representing such Shares, in either case after deduction or upon payment of the fees and expenses of the Depositary; provided, however, that if for any reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such Shares must be registered under the Securities Act in order to be distributed to Holders) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the Shares thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.  In lieu of issuing GDRs for fractional GDSs in any such case, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds in dollars, all in the manner and subject to the conditions described in Section 4.02.  If additional GDRs are not so distributed (except pursuant to the preceding sentence), or such change in the records of the Depositary is not made, each GDS shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

Section 4.05.     Rights.  In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to the Holders entitled thereto, subject to Section 5.09, or in disposing of such rights on behalf of such Holders and making the net proceeds available in cash to such Holders or, if by the terms of such rights offering or by reason of applicable law, the Depositary may neither make such rights available to such Holders nor dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse; provided, however, that the Depositary will, if requested by the Company, take action as follows:

(i)                  if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to all or certain Holders or Beneficial Owners by means of warrants or otherwise, the Depositary shall, after deduction or upon payment of the fees and expenses of the Depositary, distribute warrants or other instruments therefor in such form as it may determine to such Holders entitled thereto, in proportion to the number of GDSs representing such Deposited Securities held by them respectively, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders or the sale or resale of securities obtainable upon exercise of such rights by such Holders or Beneficial Owners; or

(ii)                if at the time of the offering of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to certain Holders or Beneficial Owners by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary shall use its reasonable efforts to sell such rights or such warrants or other instruments at public or private sales, at such place or places and upon such terms as it may deem proper, and, after deduction or upon payment of the fees and expenses of the Depositary, allocate the net proceeds of such sales for the account of the Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any GDR or GDRs, or otherwise; or

(iii)              if at the time of the offering of any rights the Depositary determines that it is lawful and feasible, it may, in its discretion, after deduction or upon payment of the fees and expenses of the Depositary, and upon provision of any documents, statements or certification that it may specify, take such action as is necessary for certain of the rights to be exercised and the securities obtained upon the exercise thereof to be sold under Regulation S or to be resold under Rule 144A to, or privately placed with, those Holders or Beneficial Owners to whom such sales or resales may be made or with whom such private placement may be made without the rights or the securities to which such rights relate being registered under the Securities Act.

Any Shares obtained by the Depositary through the exercise of rights to subscribe will be deposited pursuant to Section 2.02 hereof by the Depositary, as agent for the Holders or Beneficial Owners, and, upon receipt of appropriate certifications as required by Section 2.03, GDRs evidencing additional GDSs representing the Shares so deposited will be distributed to the relevant Holders or reflected on the books of the Depositary.

If registration under the Securities Act or any other applicable law of the rights or the securities to which any rights relate is required in order for such rights to be offered to Holders or to sell to them the securities to which such rights relate, the Depositary will not offer such rights to the Holders unless and until a registration statement is in effect or unless the offering and sale of such rights or securities to the Holders are exempt from registration under the provisions of such Act or other law.  The Company shall have no obligation to register such rights or such securities under the Securities Act or any other applicable laws.

Notwithstanding the foregoing, it is agreed that if, by their terms, any rights offered to the holders of Deposited Securities may be sold or otherwise transferred, the Depositary shall not sell or transfer any such rights offered in respect of the Deposited Securities without first offering such rights to the Company for its designees to purchase in accordance with the Right of First Refusal (as defined below), and further the Depositary shall not make such rights available to any Holders or Beneficial Owners pursuant to clause (i) above except on terms which require compliance with the Right of First Refusal with respect to such rights.  As used herein, the term "Right of First Refusal" shall mean the right of first refusal procedures set forth in the form of Right of First Refusal Agreement appearing in Exhibit C-2 hereto, provided that for the purposes of this section, the term "undersigned" shall refer to the Depositary, and the term "Offered Shares" shall refer to the rights proposed to be transferred.  For the avoidance of doubt, the source of information used to determine the Transfer Price with respect to any rights shall be agreed by the Depositary and the Company before the Company offers any such rights to holders of Deposited Securities or of any securities of the same class.

Section 4.06.     Conversion of Foreign Currency.  Whenever the Custodian or Depositary receives currency other than dollars (in this Section referred to as "foreign currency") by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis (to the extent permitted by law, at market rates prevailing in India rather than at official rates) into dollars which can, at the time of receipt thereof be transferred to the United States and distributed to the Holders entitled thereto, the Depositary shall promptly convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into dollars, and such dollars (less any reasonable and customary expenses incurred by the Depositary in the conversion of the foreign currency) shall be distributed to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution shall be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise.

If such conversion with regard to a particular Holder or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary determines that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into dollars distributable to the Holders entitled thereto, or if any approval or license of any government or authority or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or any appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency for the respective accounts of, the Holders entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent permissible to the Holders for whom such conversion and distribution is practicable and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance for the respective accounts of, the Holders for whom such conversion and distribution is not practicable.

Section 4.07.     Fixing of Record Date.  Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever, for any reason, the Depositary causes a change in the number of Shares that are represented by each GDS or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date after consultation with the Company (which shall be as near as practicable to the corresponding record date for such distribution or meeting set by the Company) for the determination of the effectiveness of such change in the number of Shares represented by such GDS or of Holders who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to receive information as to such meeting.  Subject to the provisions of Section 4.02 through 4.07 and to the other terms and conditions of this Agreement, the Holders on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof or, to exercise the rights of Holders hereunder with respect to such changed number of Shares represented by each GDS, in proportion to the number of GDSs held by them respectively.

Section 4.08.     Voting of Deposited Securities.

HOLDERS OF GDRs MAY NOT VOTE THE SHARES OR OTHER DEPOSITED SECURITIES REPRESENTED BY THE GDSs EVIDENCED BY SUCH GDRs AND MAY NOT INSTRUCT THE DEPOSITARY AS TO THE VOTING OF SUCH DEPOSITED SECURITIES. IN CERTAIN LIMITED CIRCUMSTANCES, AS SET FORTH BELOW, THE DEPOSITARY MAY BE REQUIRED TO EXERCISE THE VOTING RIGHTS IN RESPECT OF DEPOSITED SECURITIES AS DIRECTED BY THE COMPANY.

        Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, fix a record date for determining the Holders entitled to receive information as to such meeting as provided in Section 4.07 and shall mail to the Holders of record a notice which shall contain: (a) such information as is contained in such notice of meeting and (b) a statement that the Holders of GDRs may not note the Shares or other Deposited Securities represented by their GDSs. Neither the Depositary nor the Custodian on behalf of the Depositary or its nominees in whose name the Shares or other Deposited Securities are registered shall exercise any voting rights in respect of any Deposited Securities unless required by law.

In the event that under applicable law the Depositary is obliged to exercise any such voting rights, then the Depositary shall (at the written direction of the Company’s Board of Directors but subject to being advised by the Depositary’s legal counsel that such action is in conformity with all applicable laws):

(a)	vote in respect of the Shares according to instruction given in writing by the Board of Directors of the Company; or

(b)	give proxies in respect thereof in favor of a Director of the Company nominated by the Board of Directors of the Company from time to time; or

(c)	if so demanded by the Company, give an irrevocable power of attorney in favor of a Director of the Company or any other person or company nominated by the Board of Directors of the Company for the purpose in relation to the voting rights therefore to be exercised at the meetings of the Company; or

(d)	vote in the same manner as those shareholders which have designated by the Board of Directors in writing from time to time as being members of the Birla Group.

Notwithstanding the foregoing, the Depositary agrees that, upon the written request of the Board of Directors of the Company and unless otherwise advised by legal counsel, it shall exercise any voting rights in respect of Deposited Securities to vote in favor of amendments to the Company's Articles of Association the sole purpose of which is to give effect to the provisions of this Section 4.08.

Section 4.09.     Changes Affecting Deposited Securities.  Upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation of the Company or sale of assets by the Company, any securities which shall be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities, and the GDSs shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional or new GDSs are delivered pursuant to the following sentence.  In any such case the Depositary may, with the Company's approval, and shall, at the Company's request, execute and deliver additional GDRs to Holders of Physical GDSs and make appropriate adjustments in its records on behalf of Holders of GDSs in the Master GDR, as in the case of a stock dividend, bonus issue or other free distribution in Shares, or call for the surrender of outstanding GDRs to be exchanged for new GDRs specifically describing such new Deposited Securities.

Immediately upon the occurrence of any such change, conversion or exchange covered by this Section in respect of the Deposited Securities, the Depositary shall give notice thereof in writing, at the Company's expense, to all Holders.

Section 4.10.     Transmittal by the Depositary of Company Notices, Reports and Communications.  The Depositary shall make available for inspection by Holders at its Principal New York Office and Principal London Office and at the office of each Custodian copies of this Agreement, any notices, reports or communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary or a Custodian or the nominee of either, as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary shall also send to Holders copies of such notices, reports and communications when furnished by the Company to the Depositary pursuant to Section 5.08.

Section 4.11.     Withholding.  Notwithstanding any other provision of this Agreement, in the event that the Depositary determines that any distribution of property (including Shares, rights to subscribe therefor and other securities) is subject to any tax or governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares, rights to subscribe therefor and other securities) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or governmental charges, including by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes or governmental charges to the Holders entitled thereto in proportion to the number of GDRs held by them respectively and the Depositary shall, if feasible without withholding for or on account of taxes or other governmental charges, without registration of such Shares or other securities under the Securities Act and otherwise in compliance with applicable law, distribute any unsold balance of such property in accordance with the provisions of this Agreement.

The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies.

Notwithstanding any other provision of this Agreement, before making any distribution or other payment on any Deposited Securities, the Company shall make such deductions (if any) which, by the laws of India, the Company is required to make in respect of any income, capital gains or other taxes and the Company may also deduct the amount of any tax or governmental charges payable by the Company or for which the Company might be made liable in respect of such distribution or other payment or any document signed in connection therewith.

Section 4.12.     Available Information.  The Company intends to furnish the Commission with certain public reports and documents required by the laws of India, the rules of any securities exchange on which any securities of the Company are listed or otherwise, in accordance with Rule 12g3-2(b) of the Securities Exchange Act.  Should the Company become subject to additional informational requirements, it shall in accordance therewith file reports and other information with the Commission.  If, at any time, the Company is neither subject to Section 13 or 15(d) of the Securities Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(b) of the Securities Exchange Act, the Company hereby undertakes to provide to any Holder or Beneficial Owner and any prospective purchaser designated by a Holder or Beneficial Owner, upon the request of such Holder, Beneficial Owner or prospective purchaser, copies of the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resales of GDSs.

The Company hereby authorizes and directs the Depositary to deliver such information, during any period in which the Company informs the Depositary it is subject to the information delivery requirements of Rule 144(d)(4), to any such Holder, Beneficial Owner or prospective purchaser at the request of such Holder or Beneficial Owner.  The Company agrees to reimburse the Depositary for its reasonable expenses in connection with such deliveries and to provide the Depositary with such information in such quantities as the Depositary may from time to time reasonably request.

Article V

THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

Section 5.01.     Maintenance of Office and Transfer Books by the Depositary.  Until termination of this Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of GDRs in accordance with the provisions of this Agreement.

The Depositary shall keep books at its Principal New York Office for the registration of GDRs and transfers of GDRs which at all reasonable times shall be open for inspection by Holders and the Company, provided that such inspection shall not to the Depositary's knowledge be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or matter related to this Agreement or the GDRs.

After consultation with the Company, the Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

If any GDSs are listed on one or more stock exchanges or automated quotation systems in the United States, the Depositary shall act as Registrar or, with the approval of the Company, appoint a Registrar or one or more co-registrars for registration of such GDSs in accordance with any requirements of such exchange or exchanges or system or systems.  Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon the request or with the approval of the Company.

Section 5.02.     List of Holders.  Promptly upon request by the Company not more than 30 days before an Annual General Meeting of the Shareholders of the Company, the Depositary shall furnish to the Company a list, as of a recent date, of the names, addresses and holdings of GDSs by all persons in whose names GDRs are registered on the books of the Depositary.

Section 5.03.     Obligations of the Depositary, the Custodian and the Company.  The Company assumes no obligation nor shall it be subject to any liability under this Agreement to Holders or Beneficial Owners, except that it agrees to use its best judgment and to act in good faith in the performance of its obligations set forth in this Agreement.

The Depositary assumes no obligation nor shall it be subject to any liability under this Agreement to Holders or Beneficial Owners (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to use its best judgment and to act in good faith in the performance of its duties set forth in this Agreement.  The Depositary will not hold the Deposited Securities in trust for, and is not acting hereunder as trustee on behalf of, the Holders and Beneficial Owners.

The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Depositary or the Company.

Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the GDRs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Company shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or Beneficial Owner, or any other person believed by it in good faith to be competent to give such advice or information.  The Depositary and its agents and the Company and its agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

Section 5.04.     Prevention or Delay in Performance by the Depositary or the Company.  Neither the Depositary nor the Company shall incur any liability to any Holder or Beneficial Owner, if by reason of any provision of any present or future law of the United States, India or any other country or jurisdiction, or of any other governmental authority, or by reason of any provision, present or future, of the Memorandum or Articles of Association of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary, the Custodian or the Company is prevented, delayed or forbidden from doing or performing any act or thing which by the terms of this Agreement it is provided shall be done or performed; nor shall the Depositary, the Custodian or the Company incur any liability to any Holder or Beneficial Owner by reason of any non-performance or delay, caused as aforesaid, in performance of any act or thing which by the terms of this Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Agreement.  Where, by the terms of a distribution pursuant to Section 4.02, 4.03 or 4.04 of this Agreement or an offering or distribution pursuant to Section 4.05 or 4.06 of this Agreement, or because of applicable law, such distribution or offering may not be made available to Holders, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary may make no such distribution or offering, and may allow any rights, if applicable, to lapse.

Section 5.05.     Resignation and Removal of the Depositary; Appointment of Successor Depositary.  The Depositary may at any time resign as Depositary hereunder by 30 days' written notice of such election delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by 30 days' written notice of such removal which shall become effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders of all outstanding GDRs and such other books and records maintained by such predecessor with respect to its function as Depositary hereunder.  Any such successor depositary shall at its own cost promptly mail notice of its appointment to the Holders.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

Section 5.06.     Charges of Depositary.  The expenses, fees or charges of the Depositary and the Registrar, if any, shall be paid by the Company only as provided herein.  Beneficial Owners, Holders beneficially owning GDRs agree to pay, as appropriate, (1) the fees of the Depositary for the surrender of GDRs pursuant to Section 2.05, the exchange of Book-Entry GDSs for a physical GDR certificate or the exchange of a physical GDR certificate for a Book-Entry GDS pursuant to Section 2.09 and the distribution of dividends and sale or exercise of rights or other corporate action involving distributions in respect of Deposited Securities, each as provided in Exhibit D hereto, (2) taxes and other governmental charges (including stamp duty), (3) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the register of the Company maintained for that purpose and accordingly applicable to transfers of Shares to or from the name of the Depositary or its Nominee or a Custodian or its nominee on the making of deposits pursuant to Section 2.02 or a withdrawal pursuant to Section 2.05, (4) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in this Agreement to be at the expense of Holders and (5) such reasonable expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05.

Any other charges and expenses of the Depositary hereunder and the Registrar (if any) (other than the charges and expenses of the Custodian, the Nominee or any other agent of the Depositary) will be paid by the Company after consultation and agreement and in accordance with agreements in writing entered into between the Depositary and the Company as to the amount and nature of such charges and expenses.  Such charges may at any time and from time to time be changed by agreement between the Company and the Depositary.  Unless otherwise agree, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three months.  The charges and expenses of the Custodian, the Nominee or any other agent of the Depositary are for the sole account of the Depositary.

Section 5.07.     The Custodian.  The Depositary, after consultation with the Company, shall from time to time appoint one or more agents to act for it as Custodian hereunder.  The depositary has initially appointed Citibank, N.A. (Bombay Branch) as custodian and agent of the Depositary for the purpose of this Agreement.  The Custodian in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary and shall be responsible solely to it.  The Custodian may resign and be discharged from its duties hereunder by 30 days' prior notice of its election to do so delivered to the Depositary; such resignation to take effect upon the appointment of a successor Custodian and its acceptance of such appointment as hereinafter provided.  If upon such notice of resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice and after consultation with the Company, appoint a substitute custodian which shall thereafter be the Custodian hereunder.  The Depositary, after consultation with the Company, when it reasonably appears to be in the best interest of the Holder to do so, may appoint a substitute or an additional custodian, which shall thereafter be a Custodian hereunder.  Forthwith upon its appointment, each such substitute or additional custodian shall deliver to the Depositary an acceptance of such appointment satisfactory in form and substance to the Depositary.  Immediately upon any change, the Depositary shall at its own expense give notice thereof in writing to all Holders.  Upon demand of the Depositary, any Custodian shall deliver such of the Deposited Securities as are requested of it to any other Custodian together with all records maintained by it as Custodian with respect to such Deposited Securities.

Upon the appointment of any successor depositary hereunder, any Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

Section 5.08.     Notices, Reports and Communications.  On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or of other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company agrees to transmit to the Depositary sufficient copies of the notice thereof in the form given or to be given to holders of Shares or of other Deposited Securities.

The Company, at the Company's expense, shall also arrange for the prompt transmittal to the Depositary of sufficient copies of (i) the Company's annual report containing a description of operations and the Company's annual financial statements and (ii) any other notices, reports and communications that are made generally available by the Company to holders of Shares.  The Depositary shall arrange at the Company's expense for prompt mailing of copies thereof to all Holders, and, at the reasonable request and at the expense of the Company, shall also make such notices, reports and communications available to all Holders in the same manner as the Company makes them generally available to holders of Shares or on such other basis as the Company may advise the Depositary as being required by any law or regulation or any requirement of any stock exchange to which the Company may be subject, subject to any limitations imposed by U.S. law.  The Depositary may, at the Company's expense, obtain English translations of any notices, reports or communications from the Company which are not initially furnished to the Depositary in English text.  The Depositary will make all notices, reports and communications received by it available for inspection by Holders at its Principal New York Office and its Principal London Office.

Additionally, the Company agrees that if, and so long as, the GDSs are listed on the Luxembourg Stock Exchange and if, and so long as, required by the rules or regulations of such stock exchange, the Company will publish or distribute notices, as required by such stock exchange.

Section 5.09.     Issuance of Additional Shares, etc.  In the event of any issuance of additional Shares or of other securities (including rights and convertible or exchangeable securities) as a dividend or distribution with respect to the Shares or other Deposited Securities represented by GDSs, or future issuances to Holders for cash of such additional Shares or such other securities, the Depositary shall not distribute any such additional Shares or other securities to the Holders unless the Depositary shall have received a written opinion from counsel in the United States, which counsel shall be satisfactory to the Depositary and the Company, at the cost of the Company, stating whether or not the circumstances of such issue are such as to make it necessary for a registration statement under the Securities Act to be in effect prior to making such dividend or distribution available to the Holder entitled thereto and, if in the opinion of such counsel a registration statement is required, stating that there is a registration statement in effect which will cover the issuance of such securities.

Skadden, Arps, Slate, Meagher & Flom shall be deemed counsel satisfactory to both the Depositary and the Company for all purposes of this Section 5.09.

The Company agrees that in the event of any future issuances of (a) additional Shares, (b) rights, preferences or privileges to subscribe for Shares, (c) securities convertible into or exchangeable for Shares, or (d) rights, preferences or privileges to subscribe for securities convertible into or exchangeable for Shares (in each event other than as a dividend or distribution, or issuance for cash to Holders, in each such case as set forth above), such issuance shall be effected by the Company in a manner so as not to violate the Securities Act.  If the Company determines that an issuance of such securities is required to be registered under the Securities Act, the Company shall take one of the following actions:  (x) register such issuance to the extent necessary, (y) alter the terms of the issuance to avoid the registration requirements of the Securities Act or (z) direct the Depositary or the Custodian to take such measures as are provided in Section 4.03 through 4.05 or other specific measures with respect to the acceptance for deposit of Shares to prevent such issuance from being made in violation of the registration requirements of such Act.

The Company agrees with the Depositary that neither the Company nor any company controlled by the Company will at any time deposit any Shares hereunder, either upon original issuance or upon a sale of Shares previously issued and reacquired by the Company or by any company under its control, unless such transaction is registered under the Securities Act or is not required to be registered under the Securities Act as confirmed by an opinion of U.S. counsel.

Section 5.10.     Indemnification.  The Company agrees to indemnify the Depositary and each Custodian against, and hold each of them harmless from, any liability or expense which may arise out of acts performed or omitted, including but not limited to any delivery by the Depositary on behalf of the Company of information regarding the Company, in accordance with the provisions of this Agreement and of the GDRs, as the same may be amended, modified or supplemented from time to time, in any such case, (i) by either the Depositary or any Custodian, except for any lability or expense arising out of the gross negligence or willful misconduct of either of them, or (ii) by the Company or any of its agents, except to the extent that such liability or expense arises out of information relating to the Depositary or to the Custodian, as the case may be, furnished in a signed writing to the Company by the Depositary expressly for use in any document relating to the GDRs evidencing the GDSs.

The Depositary agrees to indemnify the Company and hold it harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary or its Custodian or any of their agents due to the gross negligence or willful misconduct of either the Depositary or the Custodian or any of their agents.

Any person seeking indemnification hereunder (an "indemnified person") shall notify the person from whom it is seeking indemnification (the "indemnifying Person") of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which defense shall be reasonable under the circumstances.  No indemnified person shall compromise or settle any action or claim without the consent of the indemnifying person.

The obligations set forth in this Section 5.10 shall survive the termination of this Agreement and the succession or substitution of any person indemnified hereby.

Section 5.11.     Certain Rights of the Depositary; Limitations.  Subject to this Section and the provisions of Section 3.04, the Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in GDSs.  The Depositary may issue GDSs against rights to receive Shares from the Company, or any custodian, Registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.  Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof.  The Depositary shall not lend Shares or GDSs; provided, however, that, to the extent permitted by applicable by Indian law, the Depositary reserves to the right to issue GDSs prior to the receipt of Shares pursuant to Section 2.02 (each such issuance being called a "Pre-Release"); and further provided, however, that the Depositary shall not execute any Pre-Release (i) prior to the Transfer Date, (ii) unless it has received all necessary approvals of the Government of India and (iii) unless it has received the Company's consent.  The Depositary will not Pre-Release any GDSs unless (a) it has received a written representation from the person to whom the GDSs are to be delivered that such person, or its customers, owns the Shares to be remitted in respect of which such GDSs are issued (or such evidence of ownership of Shares as the Depositary deems appropriate) and such person agrees to indicate the Depositary as the owner of the Shares on its records and unconditionally guarantees to deliver the Shares to the Depositary, (b) such Pre-Release is at all times fully collateralized with cash, United States Government securities or such other collateral of comparable safety and liquidity, (c) such Pre-Release is terminable by the Depositary on not more than five (5) business days' notice, and (d) such Pre-Release is subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The Depositary will normally limit the number of Pre-Released GDSs at any one time to thirty percent (30%) of the GDSs outstanding (without giving effect to Pre-Released GDSs); provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.  The Depositary will also set limits with respect to the number of GDSs involved in transactions to be effected hereunder with any one person on a case by case basis as it deems appropriate.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing, including without limitation earnings on the collateral.  Such collateral, but not the earnings thereon, shall be held for the benefit of the Holders only.  No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Agreement.

Article VI

AMENDMENT AND TERMINATION

Section 6.01.     Amendment.  Prior to the Transfer Date, neither the GDRs nor this Deposit Agreement may be amended in a manner which is adverse to the Holders or Beneficial Owners, except as required by law.

Except as provided in the preceding sentence, the GDRs and the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary.  Any amendment which imposes or increases any fees or charges (other than the fees of the Depositary for the issuance, execution and delivery of GDRs and taxes and other governmental charges), or which otherwise prejudices any substantial existing right of Holders, will not take effect as to outstanding GDRs until the expiration of 30 days after the notice of such amendment has been given to the Holders of outstanding GDRs.  Every Holder and Beneficial Owner at the time any amendment becomes effective will be deemed, by continuing to hold its GDRs or to own any beneficial interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Holders of any GDR to surrender such GDR and receive therefor the Deposited Securities represented thereby or instruments of transfer therefor, except in order to comply with mandatory provisions of applicable law.

Notwithstanding the foregoing, the Deposit Agreement may be amended at any time (whether or not materially adverse to the Holders or Beneficial Owners) by agreement between the Company and the Depositary if such amendment is, in their view, necessary or desirable to make tax benefits available to Holders or Beneficial Owners or to take into account new rules adopted by the NASD or DTC, in each case as described under "Possible Amendments to the Deposit Agreement" in the Final Offering Circular dated November 25, 1992, which section is attached hereto as Exhibit E.

Section 6.02.     Termination.  Before the Transfer Date, the Deposit Agreement may not be terminated except as required by law.  On and after the Transfer Date, the Depositary shall, whenever so directed by the Company, terminate this Agreement by mailing notice of such termination to the Holders of all GDRs then outstanding at least 60 days prior to the date fixed in such notice for such termination.  On and after the Transfer Date, the Depositary may likewise terminate this Agreement if at any time 90 days after the Depositary shall have delivered to the Company a written notice of its election to resign, a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.05.

If any GDRs shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of GDRs, shall suspend the distribution of dividends to the Holders thereof, shall not accept deposits of Shares (and shall instruct each Custodian to act accordingly), and shall not give any further notices or perform any further acts under this Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities and shall, as directed by the Company, either (i) sell property and rights and convert Deposited Securities into cash and deliver the net proceeds of such sales or conversions as provided in this Agreement or (ii) deliver Deposited Securities, in each case together with any dividends or other distributions received with respect thereto, in exchange for GDRs surrendered to the Depositary.  At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it hereunder, without liability for interest, for the pro rata benefit of the Holders of GDRs which have not theretofore been surrendered.  After making such sale, the Depositary shall be discharged from all obligations under this Agreement, except to account for such net proceeds and other cash.  Upon the termination of this Agreement, the Company shall be discharged from all obligations under this Agreement except for its obligations to the Depositary under Section 5.06 and 5.10 hereof.  The obligations of the Depositary under Section 5.10 hereof shall survive the termination of this Agreement.

Article VII

MISCELLANEOUS

Section 7.01.     Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.  Copies of this Agreement shall be filed with the Depositary and each Custodian and shall be open to inspection by any Holder at the Principal New York Office and Principal London Office of the Depositary and the principal office of any Custodian during business hours.

Section 7.02.     No Third-Party Beneficiaries.  This Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person, except as expressly provided in Section 4.13 with respect to the right to receive upon request certain information with respect to the Company.

Section 7.03.     Severability.  In case any one or more of the provisions contained in this Agreement or in the GDRs should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

Section 7.04.     Holders and Beneficial Owners as Parties; Binding Effect.  The Holders and Beneficial Owners shall be parties to this Agreement and shall be bound by all of the terms and conditions hereof and of the GDRs by acceptance of a GDR or by acquisition of any beneficial interest therein.

Section 7.05.     Notices.  Any and all notices to be given to the Company shall be in writing and shall be deemed to have been duly given if personally delivered, or sent by mail (if domestic, then by first class; if overseas, then by first class airmail) or air courier, or by cable, telex or facsimile transmission confirmed by letter sent by mail or air courier, addressed to Grasim Industries Limited, Industry House, 159 Churchgate Reclamation, Bombay 400 020, India; Attention:  S.K. Saboo (telex number: 85694 GNGD IN; facsimile number:  (91-22) 202-5597), or to any other address which the Company may specify in writing.

Any and all such notices to be given to the Depositary shall be in writing and shall be deemed to have been duly given if personally delivered, or sent by mail (if domestic, then by first class; if overseas, then by first class airmail) or air courier, or by cable, telex or facsimile transmission confirmed by letter sent by mail or air courier, address to Citibank, N.A., 111 Wall Street, 5th Floor, New York, New York 10043, Attention:  ADR Department (telex number:  ITT: 420392; RCA: 235530; facsimile number: (212) 825-2029), or to any other address which the Depositary may specify in writing.

Any and all notices to be given to any Holder shall be in writing and shall be deemed to have been duly given if personally delivered, or sent by mail (if domestic, then by first class; if overseas, then by first class airmail) or air courier, or by cable, telex or facsimile transmission confirmed by letter sent by mail or air courier, addressed to such Holder at the address of such Holder as it appears on the transfer books of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address specified in such request.

Delivery of a notice sent by mail or air courier shall be deemed to be effective three days (in the case of domestic mail or air courier) or seven days (in the case of overseas mail) after dispatch, and any notice sent by cable, telex or facsimile transmission as provided in this Section shall be deemed to be effective 24 hours after dispatch.  The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from the other or from any Holder, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

Section 7.06.     Governing Law.  This Agreement and the GDRs shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws (without giving effect to the conflict of law principles thereof) of the State of New York.

Section 7.07.     Prohibition of Assignment.  The Depositary may not assign or otherwise transfer any of its rights or obligations hereunder, except as otherwise provided herein or with the prior written consent of the Company.

IN WITNESS WHEREOF, GRASIM INDUSTRIES LIMITED and CITIBANK, N.A. have duly executed this Agreement as of the day and year first above set forth and all Holders and Beneficial Owners shall become parties hereto upon acceptance by them of GDRs issued in accordance with the terms hereof or upon acquisition of any beneficial interest therein.

GRASIM INDUSTRIES LIMITED

/s/ [illegible]
Name:
Title:

CITIBANK, N.A.

/s/ William Treut
Name: William Treut
Title: Vice President

EXHIBIT A

Letter of Representations

GRASIM INDUSTRIES LIMITED

(Name of Issuer)

CITIBANK, N.A.

(Name of Depositary)

CITIBANK, N.A.

(Name of Custodian)

November 25, 1992

The Depository Trust Company

55 Water Street, 49th Floor

New York, NY 10041-0099

Attention: General Counsel's Office

Re:	Global Depositary Receipts for Global Depositary Shares representing equity shares, nominal value of 10 Rupees per share (the "Shares"), of Grasim Industries Limited

Ladies and Gentlemen:

The purpose of this letter is to set out certain matters relating to the above-referenced Global Depositary Receipts evidencing Global Depositary Shares (CUSIP No. 388706103 (the "GDRs") or "GDSs" respectively).  Citibank, N.A. (the "Depositary") is acting as depositary for Grasim Industries Limited (the "Issuer") with respect to the GDSs and GDRs pursuant to a deposit agreement dated as of November 25, 1992 between the Issuer and the Depositary (the "Deposit Agreement").  Citibank, N.A. is also acting as custodian (the "Custodian") for The Depository Trust Company ("DTC") of the Master Certificate referred to below.  The GDSs will be issued pursuant to the Deposit Agreement.  The reselling participants represented by Citicorp International Limited and Merrill Lynch International Ltd. are reselling the GDSs through DTC.

To induce DTC to accept the GDSs as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the GDSs, the Issuer, the Depositary and the Custodian make the following representations to DTC.

1.                   Subsequent to closing on the GDSs on December 2, 1992, there shall be deposited with DTC one certificate (the "Master Certificate") registered in the name of DTC's nominee, Cede & Co., representing an initial maximum amount of 6,933,745 Global Depositary Shares.  The Master Certificate shall remain in the Custodian's custody subject to the provisions of the FAST Balance Certificate Agreement between the Custodian and DTC dated as of February 19, 1976.  The Master Certificate shall bear the following legend in addition to any other legends in accordance with the Deposit Agreement instructed by the Depositary:

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the agent authorized by the issuer for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

2.                   The Issuer represents that all of the GDSs to be deposited with DTC will be distributed only in connection with transactions effected pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") and transactions effected in accordance with Rules 903 or 904 of Regulation S under the Securities Act.

3.                   The Issuer represents that at the time of issuance, none of the GDRs, GDSs or the Shares were of a class that either was listed on a U.S. securities exchange or quoted on NASDAQ.

4.                   In the event of any solicitation of proxies from or voting by holders or beneficial owners of the GDSs, a record date shall be established for such purposes and, to the extent possible, notice of such record date shall be sent to DTC not less than 15 calendar days in advance of such record date.

5.                   The Offering Circular relating to the GDSs indicates that the GDSs to be deposited with DTC are to be offered:  (i) in connection with transactions effected pursuant to Rule 144A; and (ii) in accordance with Rules 903 or 904 of Regulation S under the Securities Act.  The Issuer represents that the GDSs have been offered in a manner that is reasonably designed to prevent the transfer of the GDSs unless the GDSs have been registered under the Securities Act or an exemption therefrom is available.  The Issuer recognizes that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the GDSs or with any exemptions from registration under the Securities Act or of any other state or federal securities laws.

6.                   In the event of an increase in the number of Global Depositary Shares evidenced by the Master Certificate, such increase shall be effected as follows:

The Depositary may, at or before 6:30 p.m. (Eastern) on any day on which DTC is open for business, send DTC instructions ("Deposit Instructions") through DTC's Deposit and Withdrawal at Custodian ("DWAC") service to increase a DTC participant's account by a specified number of GDSs.  If the Depositary does not participate in DTC's DWAC service, "Deposit Instructions" shall mean instructions sent by 12:30 p.m. (Eastern) from the Depositary to DTC to increase the Master Certificate by the appropriate quantity of securities through the DTAD (Direct Transfer Agent Deposit) service.  The Depositary and DTC agree that such notification to DTC shall be deemed to be the receipt by DTC of a new, reissued or reregistered certificated security on registration of transfer to the name of CEDE & Co. for the quantity of securities evidenced by the Master Certificate after the Master Certificate has been increased.

Concurrent with any action taken pursuant to the above, DTC shall cause the Depositary to make appropriate notations in its records indicating such increase in the total number of Global Depositary Shares evidenced by the Master Certificate.

7.                   In the event of a reduction in the manner of Global Depositary Shares evidenced by the Master Certificate, such reduction shall be effected as follows:

On each day on which the Depositary is open for business and on which it receives from DTC instructions ("Withdrawal Instructions") originated by a DTC participant to decrease the DTC participant's account by a specified number of GDSs, the Depositary shall, at or before 6:30 p.m. (Eastern) that day, either approve or disapprove the Withdrawal Instructions through the DWAC service.  If the Depositary does not participate in the DWAC service, "Withdrawal Instructions" shall mean instructions from the DTC participant to the Depositary to decrease the Master Certificate by the appropriate quantity of securities and the Depositary shall be deemed to have approved such Withdrawal Instructions if the Depositary notifies DTC through the CODX (urgent withdrawal at transfer agent) service that the Master Certificate has been decreased, by 5:00 p.m. (Eastern).

Concurrent with any action taken pursuant to the above, DTC shall cause the Depositary to make appropriate notations in its records indicating such reduction in the total number of Global Depositary Shares evidenced by the Master Certificate.

8.                   In the event of a stock split, recapitalization, reorganization or any other similar transaction resulting in the cancellation of all or any part of the GDSs or the Deposited Securities (as defined in the Deposit Agreement) outstanding, the Issuer or the Depositary shall send DTC a notice of such event as soon as practicable prior to the effective date of such transaction.

9.                   In the event of a cash dividend payment or other distribution, or an offering or issuance of rights with respect to the GDSs or the Deposited Securities outstanding, the Issuer or the Depositary shall send DTC a notice specifying:  (a) the amount of and conditions, if any, applicable to such payment, distribution or rights offering or issuance; (b) any applicable expiration or deadline date, or any date by which any action on the part of holders of GDRs is required; and (c) the date any required notice is to be mailed to holders of GDRs or published (the “Publication Date”). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DRC’s possession no later than the close of business on the business day before the Publication Date. The Issuer or the Depositary will forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP submitted in that transmission. (The Issuer or Depositary sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be as soon as practicable after the announcement by the Issuer of any such cash dividend payment, distribution or offering or issuance of rights with respect to the GDSs or the Deposited Securities. The Custodian will notify DTC’s Dividend Department of all upcoming cash dividend payments of which it becomes aware. The Custodian will also notify the Standard & Poor’s Corporation (“S&P”) of all upcoming cash dividend payments for the purpose of allowing S&P to include an announcement of such payment in its Dividend Record. After establishing the United States dollar payment to be made on the GDSs, the Custodian will notify DTC’s Dividend Department of such payment.

10.                In the event of an invitation to tender the GDRs, GDSs or the Deposited Securities, notice to holders of the GDRs by the Issuer or the Depositary specifying the terms of the tender and the Publication Date of such notice shall be sent to DTC by a secure means in the manner set forth in the preceding Paragraph.

11.                All notices and payment advices sent to DTC shall contain the CUSIP number of the GDSs.

12.                Notices to DTC by telecopy shall e sent to DTC’s Dividend Department at (212) 709-1723. Notices to DTC by mail or by any other means shall be sent to:

Manager, Announcements

Dividend Department

The Depository Trust Company

7 Hanover Square –22nd Floor

New York, NY 10004

The Custodian shall confirm DTC's receipt of such telecopy by telephoning the Dividend Department at (212) 709-1270.

13.                Payments of dividends or other cash distributions with respect to the GDSs shall be received by Cede & Co., as nominee of DTC, or its registered assigns in same day funds on each payment date (or in accordance with existing arrangements between the Issuer or the Depositary and DTC).  Such payments shall be made payable to the order of Cede & Co.

14.                Other cash payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns in next day funds on each payment date (or in accordance with existing arrangements between the Issuer or the Depositary and DTC).  Such payments shall be made payable to the order of Cede & Co., and absent other instructions shall be addressed as follows:

NDFS Redemption Department

The Depository Trust Company

55 Water Street, 50th Floor

New York, NY 10041-0099

15.                DTC may direct the Issuer or the Depositary to use any other telecopy number or address of DTC as the number or address to which notices or payments may be sent.

16.                In the event the Issuer determines that owners of beneficial interests in the Master Certificate shall be able to obtain certificated GDRs, the Issuer or the Depositary may notify DTC of the availability of Master Certificates.  In such event, the Issuer or the Depositary shall issue, transfer, and exchange Master Certificates in appropriate amounts, as required by DTC and others.

17.                DTC may discontinue its services as a securities depository with respect to the GDSs at any time by giving 90 days' notice to the Issuer or the Depositary (at which time DTC will confirm with the Issuer or the Depositary the aggregate number of GDSs outstanding) and discharging its responsibilities with respect thereto under applicable law.  Under such circumstances, at DTC's request the Issuer and the Depositary shall cooperate fully with DTC by taking prompt appropriate action to make alternative arrangements for book-entry settlement for the GDSs or to make available one or more separate certificates evidencing GDSs to any DTC Participant having GDSs credited to its DTC account.

18.                The Issuer and the Depositary acknowledge that as long as Cede & Co. is the sole record owner of the GDRs and GDSs, Cede & Co. shall be entitled to all voting rights, if any, applicable to the GDSs and to receive the full amount per share (United States payable rate, net of Depositary fees and expenses) of all dividends with respect to the GDSs.  The Issuer and the Depositary acknowledge that DTC shall treat any Participant having GDSs credited to the DTC account as entitled to the full benefits of ownership of such GDSs.  Without limiting the generality of the preceding sentence, the Issuer and the Depositary acknowledge that DTC shall treat any Participant having GDSs credited to its DTC account as entitled to receive distributions and voting rights, if any, in respect of GDSs and, subject to the Deposit Agreement, to receive certificates evidencing GDSs.  The Issuer and the Depositary recognize that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with any of the provisions of Rule 144A, of other exemptions under the Securities Act of 1933, as amended, or of any other state or federal securities laws.

19.                The Issuer has agreed that during any period in which it is neither subject to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, the holder of GDRs, the beneficial owners in the Master Certificate and a prospective purchaser of GDSs designated by such holder or beneficial owner will have the right to obtain from the Issuer, upon request, copies of the information required by paragraph (d)(4)(i) of Rule 144A.

*           *           *           *

This Letter may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Nothing herein shall be deemed to require the Depositary to advance funds on behalf of the Issuer.

Very truly yours, GRASIM INDUSTRIES LIMITED

By:
Name:
Title:

CITIBANK, N.A. (as Depositary)

By:
(Authorized Officer's Signature)

CITIBANK, N.A. (as Custodian)

By:
(Authorized Officer's Signature)

Received and Accepted:

THE DEPOSITORY TRUST COMPANY

By:
(Authorized Officer)

EXHIBIT B

Number __________________	CUSIP Number 388706103 GLOBAL DEPOSITARY SHARES (EACH GLOBAL DEPOSITARY SHARE REPRESENTING ONE SHARE)

(FORM OF FACE OF [MASTER] GDR)

[MASTER] GLOBAL DEPOSITARY RECEIPT

FOR

GLOBAL DEPOSITARY SHARES

Representing

DEPOSITED EQUITY SHARES

NOMINAL VALUE 10 RUPEES PER SHARE, OF

GRASIM INDUSTRIES LIMITED

(Incorporated in the Republic of India with limited liability)

[DTC LEGEND

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the agent authorized by the issuer for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

SECURITIES ACT LEGEND

NEITHER THIS SECURITY NOR ANY SECURITY REPRESENTED HEREBY HAS BEEN REGISTERED UNDER THE UNITED STATES OF AMERICA SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT").  THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY OR ANY DEPOSITARY RECEIPT REPRESENTING THIS SECURITY AND ANY SECURITY REPRESENTED HEREBY MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER THAT IS AWARE THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT.

INDIAN LEGEND

THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY AND THE GLOBAL DEPOSITARY SHARES REPRESENTED HEREBY MAY NOT AT ANY TIME BE OFFERED OR SOLD DIRECTLY OR INDIRECTLY TO ANY PERSON IN INDIA OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A RESIDENT OF INDIA.

CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as Depositary (the "Depositary"), hereby certifies that _______________ (Cede & Co., as nominee of The Depository Trust Company,] is the owner of ______________ [that number of] Global Depositary Shares [indicated on the records of the Depositary], representing deposited equity shares, nominal value 10 Rupees per share, or evidence of the right to receive such shares ("Shares"), of Grasim Industries Limited, a corporation organized under the laws of the Republic of India (the "Company").  At the date of the Deposit Agreement (as defined below), each Global Depositary Share ("GDS") represents one Share deposited under the Deposit Agreement with the Custodian, which at the date of execution of the Deposit Agreement is Citibank, N.A. (Bombay branch).

(1)                The Deposit Agreement.  This Global Depositary Receipt ("GDR") is one of an issue (herein called the "GDRs"), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of November 25, 1992 (the "Deposit Agreement"), by and among the Company, the Depositary and all Holders and Beneficial Owners from time to time of GDRs issued thereunder, each of whom by accepting a GDR or acquiring any beneficial interest therein agrees to become a party thereto and becomes bound by all the terms and provisions thereof.  The Deposit Agreement sets forth the rights of Holders and Beneficial Owners of the GDRs and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash are herein called "Deposited Securities").  Copies of the Deposit Agreement are on file at the Principal New York Office and Principal London Office of the Depositary and at the principal office of the Custodian.  The statements made on the face and the reverse of this GDR are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.  Terms defined in the Deposit Agreement and not otherwise defined herein have the same defined meanings set forth in the Deposit Agreement.

(2)                Surrender of GDRs and Withdrawal of Deposited Securities.  Upon:

(i)                  surrender of GDSs by (a) delivery at the Depositary's Principal New York Office, the Depositary's Principal London Office or at such other offices as the Depositary may designate of a GDR (properly endorsed in blank or accompanied by proper instruments of transfer in blank, to the extent required by the Depositary), or (b) receipt by the Depositary by electronic transfer from DTC or a DTC participant to the Depositary's DTC account of certain GDSs (along with written instructions from DTC or a DTC participant requesting withdrawal of Deposited Securities represented by such GDSs on behalf of the Beneficial Owner of the GDRs which evidence such GDSs ("Withdrawal Instructions")) and cancellation of such GDSs by debit to such account and adjustment of the records of the Depositary in respect of the Master Receipt, in either case for the purpose of withdrawal of the Deposited Securities represented thereby,

(ii)                payment of the fees and expenses of the Depositary for the cancellation of GDSs (as set forth in paragraph (8) of this GDR) and all taxes and other governmental charges payable in connection with such surrender and withdrawal,

(iii)              receipt by the Depositary of certification substantially in the form of Exhibit C-2 annexed to the Deposit Agreement (by or on behalf of the beneficial owner of the Deposited Securities being withdrawn), including an executed version of the Right of First Refusal Agreement referred to therein (so long as and in such other form as the Company shall instruct the Depositary in writing to accept), and

(iv)               subject to the terms and conditions of the Deposit Agreement, the Holder or Beneficial Owner of the GDRs which evidence such GDSs shall be entitled to physical, or if available electronic, delivery at the office of the Custodian in Bombay without unreasonable delay of the applicable Deposited Securities.  Withdrawal Instructions shall be given by letter or, at the request, risk and expense of the Holder, Beneficial Owner or DTC participant, by cable, telex or facsimile transmission.

Certificates representing Deposited Securities withdrawn hereunder shall bear the 45 Day Legend (if withdrawn before the Transfer Date) and (in the case of Shares) the Right of First Refusal Legend and may bear the Securities Act Legend and any other legends or notations not inconsistent with this Deposit Agreement which are deemed necessary by the Company or the Depositary to comply with applicable laws.

(3)                Transfers, Split-ups and Combinations.  Subject to the terms and conditions of the Deposit Agreement and this GDR, this GDR is transferable on the books of the Depositary upon any surrender by the Holder hereof in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice and the accurate completion of the certifications appearing on the reverse hereof relating to compliance with the restrictions on transfer hereof) and duly stamped as may be required by any applicable law; provided that the Depositary shall refuse to register any transfer of this GDR if such registration would cause the total number of Shares represented by GDSs evidenced by GDRs held by any Holder of such GDRs (other than the Master GDR) to exceed any limit under applicable law with respect to which the Company has notified the Depositary in writing.

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender of any GDR for the purpose of withdrawal , of any Deposited Securities or adjustment to the Depositary's records in order to reflect deposits of Shares or such transfer, surrender or withdrawal, the Depositary or the Custodian may require (i) payment from the depositor of Shares or the presenter of a GDR or the presenter of written instructions, of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in paragraph (8) of this GDR, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature, including but not limited to a signature guarantee in accordance with industry practice, and (iii) compliance with any laws or governmental regulations relating to depositary receipts in general or to the withdrawal of Deposited Securities.

After consultation with the Company, the delivery of GDRs against, or adjustments in the records of the Depositary to reflect, deposits of Shares generally or particular Shares may be suspended or withheld, or the registration of transfer of GDRs in particular instances may be refused, or the registration of transfer generally may be suspended, or the surrender of outstanding GDRs or the receipt of Withdrawal Instructions from any person having a beneficial interest in Book-Entry GDSs represented by the Master GDR for the purpose of withdrawal of Deposited Securities may be suspended, during any period when the transfer books of the Depositary or the Company (or the appointed agent of the Company for the transfer and registration of Shares) are closed, or if any such action is deemed necessary or advisable by the Company or the Depositary, in good faith, at any time or from time to time.

The Depositary may refuse to execute or deliver or register the transfer of all or any part of any GDR, or make any distribution of, or related to, Deposited Securities until it has received such proof of citizenship, residence, exchange control approval, payment of applicable Indian or other taxes or governmental charges, or legal or beneficial ownership and the nature of such interest, to provide information relating to the registration on the books of the Company (or the appointed agent of the Company for the transfer and registration of Shares) of the Shares or other securities presented for deposit or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may deem necessary or proper to enable the Depositary or the Company to perform its obligations under the Deposit Agreement.

(4)                Interchangeability of Book-Entry GDSs and Separate GDRs.  Subject to the terms and conditions of the Deposit Agreement, upon receipt by the Depositary at its Principal New York Office of written instructions from DTC or its nominee on behalf of any person having a beneficial interest in Book-Entry GDSs evidenced by the Master GDR for the purpose of directing the Depositary to execute and deliver a separate GDR evidencing such GDSs, and upon receipt by the Depositary at its Principal New York Office or Principal London Office of a written order of such person containing registration instructions and such other information as the Depositary may require in order to execute and deliver such separate GDR, and together with fully completed, signed certification in substantially the form attached to the Deposit Agreement as Exhibit C-3, and upon payment of the fees and expenses of the Depositary, the Depositary shall follow the procedures set forth in paragraph 7 of the Letter of Representations attached to the Deposit Agreement as Exhibit A for the purpose of reducing the number of Book-Entry GDSs evidenced by the Master GDR and, following such reduction, shall execute and deliver at its Principal New York Office or Principal London Office to or upon the order of the person or persons named in such order a GDR or GDRs registered in the name or names requested by such person and evidencing in the aggregate the number of GDSs equal to the reduction in the number evidenced by the Master GDR.

Subject to the terms and conditions of the Deposit Agreement, upon receipt by the Depositary at its Principal New York Office or Principal London Office of a separate GDR or GDRs, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Depositary, together with fully completed, signed certification in substantially the form attached to the Deposit Agreement as Exhibit C-4, and together with written instructions directing the Depositary to adjust its records to reflect an increase in the aggregate amount of Book-Entry GDSs evidenced by the Master GDR (including, without limitation, information regarding the DTC participant account to be credited with such increase), and upon payment of the fees and expenses of the Depositary, the Depositary shall cancel such separate GDR or GDRs and shall follow the procedures set forth in paragraph 6 of the Letter of Representations attached to the Deposit Agreement as Exhibit A for the purpose of reflecting such increase in the number of Book-Entry GDSs evidenced by the Master GDR.

(5)                Liability of Holder for Taxes and Other Charges.  If any Indian or other tax or governmental charge shall become payable with respect hereto or any Deposited Securities represented by the GDSs evidenced hereby, such tax or other governmental charge shall be payable by the Holder hereof to the Depositary and any Beneficial Owner hereof shall be liable to the Holder therefor.  The Depositary may, and upon the instructions of the Company shall, refuse to effect any registration of transfer of all or part of this GDR or any withdrawal of Deposited Securities represented by the GDSs evidenced hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented by the GDSs evidenced hereby, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder and the Beneficial Owners hereof remaining liable for any deficiency.

(6)                Warranties by Depositor.  Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, outstanding, fully paid and non-assessable and not subject to any claim in respect of preemptive rights, and that the person making such deposit is duly authorized so to do.  Such representations and warranties shall survive the deposit of Shares and the issuance of GDRs or adjustments in the Depositary's records in respect thereof.

(7)                Additional Warranties.  Each person acquiring a beneficial interest in any GDRs (whether by purchase in the initial offering of the GDSs, by subsequent transfer, upon issuance by the Depositary or otherwise) shall be deemed thereby to:

(A)   (1) represent that either (i) it is acquiring such interest for its own account or an account of another entity and that it or such entity is a QIB or (ii) it is outside the United States or is a United States professional fiduciary acquiring such interest on a discretionary basis for the benefit or account of a person other than a U.S. person, (2) represent that it is not located in India and is not a resident of India or purchasing for, or for the account or benefit of, a resident of India, (3) acknowledge that the GDRs, the GDSs and the Deposited Securities represented by the GDSs have not been, and will not be, registered under the Securities Act and may not be offered, sold, pledged or otherwise transferred except in compliance with the Securities Act Legend, (4) acknowledge that the GDRs and GDSs may not be offered or sold directly or indirectly to any person in India or to, or for the account or benefit of, a resident of India, (5) agree that if it should offer, sell, transfer or otherwise dispose of the GDRs, the GDSs or the underlying Deposited Securities or any beneficial interest therein, it will do so only as permitted by the applicable legends and, if applicable, the Right of First Refusal Agreement, and in each case will give the purchaser notice of any restrictions on resale of the GDRs, GDSs and Deposited Securities, (6) acknowledge that, unless otherwise agreed by the Company and the Depositary, the GDRs and each Share withdrawn from the depositary facility will bear the Securities Act Legend, (7) acknowledge that the GDRs will bear the Indian Legend, (8) acknowledge that Shares withdrawn from the depositary facility before the Transfer Date will bear the 45 Day Legend, (9) understand and agree that as a condition to the withdrawal of Shares from the depositary facility, the beneficial owner of such Shares will be required to enter into a Right of First Refusal Agreement and (10) agree that it will not transfer before the Transfer Date any Deposited Security, and

(B)   represent and warrant that such receipt, transfer or surrender and withdrawal complies with such restrictions.  Such representations, warranties and agreements shall survive any such receipt, transfer or surrender and withdrawal.

(8)                Charges of Depositary.  The Depositary will not charge the party to whom GDSs are delivered against deposits.  The Depositary will charge persons exchanging beneficial interests in the Master GDR for GDRs in physical, certificated form or persons exchanging GDRs in physical, certificated form for beneficial interests in the Master GDR $50 per GDR Certificate issued or surrendered.  The Depositary will charge the party surrendering GDSs and requesting sale of Deposited Securities $5.00 for each 100 GDSs (or portion thereof) surrendered.  The Depositary will charge the party to whom any distribution of dividends or other property, or for whom the sale or exercise of rights, is made with respect to GDSs $0.02 for each GDS.  The Company will pay the expenses, fees and charges of the Depositary and any Registrar only as provided in the Deposit Agreement.  The Depositary will pay any other charges and expenses of the Depositary and the Registrar.  Holders of GDRs will pay (i) taxes and other governmental charges (including stamp duty), (ii) such registration fees as may from time to time be in effect for the registration of Shares generally on the register of the Company maintained for that purpose and accordingly applicable to transfers of Shares to or from the name of the Depositary or its Nominee or a Custodian or its nominee on the making of deposits or withdrawals as provided in the Deposit Agreement, (iii) such cable, telex, facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Shares or Holders and (iv) such reasonable expenses as are incurred by the Depositary in the conversion of foreign currency into United States dollars.

All such charges may be changed by agreement between the Depositary and the Company at any time and from time to time.

(9)                Title to GDRs.  Subject to the limitations set forth herein or in the Deposit Agreement, it is a condition of this GDR, and every successive Holder hereof by accepting or holding the same consents and agrees, that when properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice), and upon compliance with the restrictions on registration of transfer set forth in the legends appearing above on this GDR, title to this GDR (and to each GDS evidenced hereby) is transferable by delivery with the same effect as in the case of a negotiable instrument in accordance with the laws of the State of New York; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may deem and treat the Holder of a GDR as the absolute owner thereof for any purpose, including but not limited to the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Depositary Agreement and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any holder of a GDR unless such holder is the Holder thereof.

(10)             Validity of GDR.  This GDR shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this GDR has been executed by the Depositary by the manual signature of a duly authorized signatory or, if a Registrar shall have been appointed, by the manual signature of a duly authorized signatory of such Registrar.

(11)             Disclosure of Interests and Ownership Restrictions.  To the extent that provisions of or governing any Deposited Securities or the rules or regulations of any governmental authority require the disclosure to the Company or other persons of the beneficial or other ownership of Deposited Securities, other Shares and other securities, the Depositary shall use its reasonable efforts to comply with such provisions, rules or regulations and with Company instructions in respect thereof, and Holders and Beneficial Owners shall comply with all such disclosure requirements and any related ownership limitations and shall cooperate with the Depositary's compliance with such provisions, rules or regulations and with such Company instructions.  The Company may restrict transfers of shares or GDSs where such transfer might result in ownership of Shares exceeding the limits under applicable law.  The Company is entitled under the Deposit Agreement to instruct the Depositary to take action with respect to beneficial ownership of Shares by any Holder or Beneficial Owner in excess of any such limitations including, but not limited to, a mandatory sale on behalf of a Holder or Beneficial Owner of the Shares represented by the GDSs held by such Holder or Beneficial Owner in excess of such limitations.

(12)             Available Information.  The Company intends to furnish the Commission with certain public reports and documents required by the laws of India, the rules of any securities exchange on which any securities of the Company are listed or otherwise, in accordance with Rule 12g3-2(b) of the Securities Exchange Act.  Should the Company become subject to additional informational requirements, it shall in accordance therewith file reports and other information with the Commission.  If, at any time, the Company is neither subject to Section 13 or 15(d) of the Securities Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(b) of the Securities Exchange Act, the Company hereby undertakes to provide to any Holder or Beneficial Owner and any prospective purchaser designated by a Holder or Beneficial Owner, upon the request of such Holder, Beneficial Owner or prospective purchaser, copies of the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resales of GDSs.

Dated:

Countersigned		CITIBANK, N.A., as Depositary

By:		By:
	Authorized Signatory		Vice President

The address of the Principal New York Office of the Depositary is 111 Wall Street, 5th Floor, New York, New York 10043.  The address of the Principal London Office of the Depositary is Cottons Centre, Hays Lane, London SE1 2QT, England.

(FORM OF REVERSE OF GDR)

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

OF THE DEPOSIT AGREEMENT

(13)             Dividends and Distributions; Rights.  Whenever the Custodian or the Depositary receives any cash dividend or other cash distribution in respect of any Deposited Securities, the Depositary shall (if at the time of the receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into dollars which can, at the time of receipt thereof be transferred to the United States and distributed to the Holders entitled thereto) cause such dividend or distribution to be converted into dollars and distribute promptly the amount thus received (less any reasonable and customary expenses incurred by the Depositary in converting such foreign currency) to the Holders entitled thereto in proportion to the number of GDSs representing such Deposited Securities held by them respectively, after deduction or upon payment of the fees and expenses of the Depositary; provided, however, that in the event that the Company, the Custodian or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Holders in respect of the GDSs representing such Deposited Securities shall be reduced accordingly.  If at any time the Depositary determines that in its judgment any foreign currency received by it is not convertible on a reasonable basis into dollars distributable to the Holders entitled thereto, or may not be so convertible for all of the Holders entitled thereto, the Depositary may in its discretion make such conversion, if any, and distribution in dollars to the extent permissible to the Holders for whom such conversion and distribution is practicable and may distribute the balance of the foreign currency (or any appropriate document evidencing the right to receive such foreign currency) received and not so convertible by the Depositary to, or hold such balance for the respective accounts of, the Holders for whom such conversion and distribution is not practicable.

Whenever the Custodian shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary shall cause the securities or property received by the Custodian to be distributed to the Holders entitled thereto, after deduction or upon payment of the fees and expenses of the Depositary, in proportion to the number of GDSs representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders of Physical GDSs entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, with the Company's approval, and shall, if the Company shall so request, either (i) distribute to the Holders entitled thereto, in proportion to the number of GDSs representing such Deposited Securities held by them respectively, additional GDRs for an aggregate number of GDSs representing the number of Shares received as such dividend or free distribution, or (ii) reflect on the records of the Depositary such increase in the aggregate number of GDSs representing such Shares, in either case after deduction or upon payment of the fees and expenses of the Depositary; provided, however, that if for any reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the Shares thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.  In lieu of issuing GDRs for fractional GDSs in any such case, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute (if at the time of receipt thereof such distribution can be made into the United States to the Holders entitled thereto) the net proceeds converted into dollars (if, at the time of receipt thereof such amounts may in the judgment of the Depositary be converted on a reasonable basis into dollars), to the holders entitled thereto.  If additional GDRs are not so distributed (except pursuant to the preceding sentence), or such change in the records of the Depositary is not made, each GDS shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to the Holders entitled thereto, subject to Section 5.09 of the Deposit Agreement, or in disposing of such rights on behalf of such Holders and making the net proceeds available in cash to such Holders or, if by the terms of such rights offering or by reason of applicable law, the Depositary may neither make such rights available to such Holders nor dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse; provided, however, that the Depositary will, if requested by the Company, either (a) make such rights available to all or certain Holders or Beneficial Owners by means of warrants or otherwise, if lawful and feasible, after deduction or upon payment of the fees and expenses of the Depositary, (b) if making such rights available to certain Holders or Beneficial Owners is not lawful or not feasible, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, make reasonable efforts to sell such rights or warrants or other instruments at public or private sale, at such place or places and upon such terms as the Depositary may deem proper, and after deduction or upon payment of the fees and expenses of the Depositary, allocate the net proceeds of such sales for the account of the Holders otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any GDR or GDRs, or otherwise or (c) if it is lawful and feasible, the Depositary may, in its discretion, after deduction or upon payment of the fees and expenses of the Depositary, and upon provision of any documents, statements or certificates that it may specify, take such action as is necessary for certain of the rights to be exercised and the securities obtained upon the exercise thereof to be sold under Regulation S or to be resold under Rule 144A, or privately placed with those Holders or Beneficial Owners to whom such sales or resales may be made or with whom such private placement may be made without the rights or the securities to which such rights relate being registered under the Securities Act.

Notwithstanding the foregoing if, by their terms, any rights offered to the holders of Deposited Securities may be sold or otherwise transferred, the Depositary shall not sell or transfer any such rights offered in respect of the Deposited Securities without first offering such rights to the Company for its designees to purchase in accordance with the Right of First Refusal {as defined below), and further the Depositary shall not make such rights available to any Holders or Beneficial Owners as described in clause (a) above except on terms which require compliance with the Right of First Refusal with respect to such rights.  As used herein, the term "Right of First Refusal" shall mean the right of first refusal procedures set forth in the form of Right of First Refusal Agreement appearing in Exhibit C-2 to the Deposit Agreement, provided that for the purposes of this provision, the term "undersigned" shall refer to the Depositary, and the term "Offered Shares" shall refer to the rights proposed to be transferred.

(14)             Record Dates.  Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever, for any reason, the Depositary, causes a change in the number of Shares that are represented by each GDS or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date after consultation with the Company (which shall be as near as practicable to the corresponding record date for such distribution or meeting set by the Company) for the determination of the effectiveness of such change in the number of Shares represented by such GDS or of Holders who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to receive information as to such meeting, subject to the provisions of the Deposit Agreement.

(15)             Voting of Deposited Securities.

HOLDERS OF GDRs MAY NOT VOTE THE SHARES OR OTHER DEPOSITED SECURITIES REPRESENTED BY THE GDSs EVIDENCED BY SUCH GDRs AND MAY NOT INSTRUCT THE DEPOSITARY AS TO THE VOTING OF SUCH DEPOSITED SECURITIES.  IN CERTAIN LIMITED CIRCUMSTANCES, AS SET FORTH IN THE DEPOSIT AGREEMENT, THE DEPOSITARY MAY BE REQUIRED TO EXERCISE THE VOTING RIGHTS IN RESPECT OF THE DEPOSITED SECURITIES AS DIRECTED BY THE COMPANY.

Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, fix a record date for determining the Holders entitled to receive information as to such meeting, and shall mail to the Holders of record a notice which shall contain:  (a) such information as is contained in such notice of meeting and (b) a statement that the Holders of GDRs may not vote the Shares or other Deposited Securities represented by their GDSs.

(16)             Changes Affecting Deposited Securities.  Upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation of the Company or sale of assets by the Company, any securities which shall be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities, and the GDSs shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional or new GDSs are delivered pursuant to the following sentence.  In any such case the Depositary may, with the Company's approval, and shall, at the Company's request, execute and deliver additional GDRs to Holders of Physical GDSs and make appropriate adjustments in its records on behalf of Holders of GDSs in the Master GDR, as in the case of a stock dividend, bonus issue or other free distribution in Shares, or call for the surrender of outstanding GDRs to be exchanged for new GDRs specifically describing such new Deposited Securities.  Immediately upon the occurrence of any such change, conversion or exchange covered by this Section in respect of the Deposited Securities, the Depositary shall give notice thereof in writing, at the Company's expense, to all Holders.

(17)             Reports; Inspection of Transfer Books.  The Depositary shall make available for inspection by Holders at its Principal New York Office and Principal London Office and at the office of each Custodian copies of the Deposit Agreement, any notices, reports or communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary or a Custodian or the nominee of either, as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary shall also send to Holders copies of such notices, reports and communications when furnished by the Company to the Depositary as provided in the Deposit Agreement.

The Depositary shall keep books at its Principal New York Office for the registration of GDRs and transfers of GDRs which at all reasonable times shall be open for inspection by Holders and the Company, provided that such inspection shall not to the Depositary's knowledge be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the GDRs.  After consultation with the Company, the Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement.

(18)             Withholding.  Notwithstanding any other provision of the Deposit Agreement, in the event that the Depositary determines that any distribution of property (including Shares, rights to subscribe therefor and other securities) is subject to any tax or governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares, rights to subscribe therefor and other securities) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or governmental charges, including by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes or governmental charges to the Holders entitled thereto.

(19)             Liability of the Company and the Depositary.  Neither the Depositary nor the Company shall incur any liability to any Holder or Beneficial Owner, if by reason of any provision of any present or future law of the United States, India or any other country or jurisdiction, or of any other governmental authority, or by reason of any provision, present or future, of the Memorandum or Articles of Association of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary, the Custodian or the Company is prevented, delayed or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary, the Custodian or the Company incur any liability to any Holder or Beneficial Owner by reason of any non-performance or delay, caused as aforesaid, in performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.

Neither the Company nor the Depositary assumes any obligation nor shall either of them be subject to any liability under the Deposit Agreement to Holders or Beneficial Owners, except that each of them agrees to use its best judgment and to act in good faith in the performance of its obligations set forth in the Deposit Agreement.  The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in the Deposit Agreement, and no implied covenants or obligations shall be read into the Deposit Agreement against the Depositary or the Company.

Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the GDRs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Company shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or Beneficial Owner, or any other person believed by it in good faith to be competent to give such advice or information.  The Depositary and its agents and the Company and its agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.  Subject to the provisions of the Deposit Agreement, the Depositary may own and deal in any class of securities of the Company and its affiliates and in GDSs.

The Company agrees to indemnify the Depositary and each Custodian against, and hold each of them harmless from, any liability or expense which may arise out of acts performed or omitted, including but not limited to any delivery by the Depositary on behalf of the Company of information regarding the Company, in accordance with the provisions of the Deposit Agreement and of the GDRs, as the same may be amended, modified or supplemented from time to time, in any such case, (i) by either the Depositary or any Custodian, except for any lability or expense arising out of the gross negligence or willful misconduct of either of them, or (ii) by the Company or any of its agents, except to the extent that such liability or expense arises out of information relating to the Depositary or to the Custodian, as the case may be, furnished in a signed writing to the Company by the Depositary expressly for use in any document relating to the GDRs evidencing the GDSs.

The Depositary agrees to indemnify the Company and hold it harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary or its Custodian or any of their agents due to the gross negligence or willful misconduct of either the Depositary or the Custodian or any of their agents.

(20)             Resignation and Removal of Depositary; Substitution of Custodian.  The Depositary may at any time resign as Depositary under the Deposit Agreement by 30 days' written notice of such election delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Company by 30 days' written notice of such removal which shall become effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.

The Depositary may, after consultation with the Company, appoint a substitute or an additional custodian and the term "Custodian" shall also refer to such substitute or additional custodian.

(21)             Amendment of Deposit Agreement and GDRs.  Prior to the Transfer Date, neither the GDRs nor the Deposit Agreement may be amended in a manner which is adverse to the Holders or Beneficial Owners, except as required by law.  Except as provided in the preceding sentence, the GDRs and the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary.  Any amendment which imposes or increases any fees or charges (other than the fees of the Depositary for the issuance, execution and delivery of GDRs and taxes and other governmental charges), or which otherwise prejudices any substantial existing right of Holders, will not take effect as to outstanding GDRs until the expiration of 30 days after the notice of such amendment has been given to the Holders of outstanding GDRs.  Every Holder and Beneficial Owner at the time any amendment becomes effective will be deemed, by continuing to hold its GDRs or to own any beneficial interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Holders of any GDR to surrender such GDR and receive therefor the Deposited Securities represented thereby or instruments of transfer therefor, except in order to comply with mandatory provisions of applicable law.

Notwithstanding the foregoing, the Deposit Agreement may be amended at any time (whether or not materially adverse to the Holders or Beneficial Owners) by agreement between the Company and the Depositary if such amendment is, in their view, necessary or desirable to make tax benefits available to Holders or Beneficial Owners or to take into account new rules adopted by the NASD or DTC, in each case as described under "Possible Amendments to the Deposit Agreement" in the Final Offering Circular dated November 25, 1992, which section is attached as Exhibit E to the Deposit Agreement.

(22)             Termination of Deposit Agreement.  Before the Transfer Date, the Deposit Agreement may not be terminated except as required by law.  On and after the Transfer Date, the Depositary shall, whenever so directed by the Company, terminate the Deposit Agreement by mailing notice of such termination to the Holders of all GDRs then outstanding at least 60 days prior to the date fixed in such notice for such termination.  On and after the Transfer Date, the Depositary may likewise terminate this Agreement if at any time 90 days after the Depositary shall have delivered to the Company a written notice of its election to resign, a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement.

If any GDRs shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of GDRs, shall suspend the distribution of dividends to the Holders thereof, shall not accept deposits of Shares (and shall instruct each Custodian to act accordingly), and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities and shall, as directed by the Company, either (i) sell property and rights and convert Deposited Securities into cash and deliver the net proceeds of such sales or conversions as provided in the Deposit Agreement or (ii) deliver Deposited Securities, in each case together with any dividends or other distributions received with respect thereto, in exchange for GDRs surrendered to the Depositary.  At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it hereunder, without liability for interest, for the pro rata benefit of the Holders of GDRs which have not theretofore been surrendered.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash.

FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto _______________ whose taxpayer identification number is _________________ and whose address including postal zip code is _______________ the within GDR and all rights thereunder, hereby irrevocably constituting and appointing ___________ attorney-in-fact to transfer said GDR on the books of the Depositary with full power of substitution in the premises.

[NAME OF HOLDER]

Dated: __________________	By:
Title:

NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEED

_________________________________

EXHIBIT C-1

Certification and Agreement of Certain Acquirers of

GDRs or Beneficial Interest in the Master GDR

Upon Deposit of Shares Pursuant to Section 2.03

of the Deposit Agreement

[Date]

Citibank, N.A., as Depositary

ADR Department

111 Wall Street

New York, New York 10043

Re:  Grasim Industries Limited

Dear Sirs:

Reference is hereby made to the Deposit Agreement, dated as of November 25, 1992 (the "Deposit Agreement"), among Grasim Industries Limited, Citibank, N.A., as Depositary and Holders and Beneficial Owners of Global Depositary Receipts ("GDRs") issued thereunder.  Capitalized terms used but not defined herein shall have the meanings given them in the Deposit Agreement.

1.                   The undersigned is acquiring a GDR or a beneficial interest in the Master GDR upon deposit of Shares pursuant to Section 2.02 of the Deposit Agreement.  The undersigned hereby certifies and agrees as follows:

☐	A.

The undersigned is the beneficial owner of the Shares deposited in connection herewith.  The undersigned is acquiring the GDR or a beneficial interest in the Master GDR for its own account.  The undersigned is a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933).

OR

☐	B.

The undersigned is a broker-dealer acting as agent on behalf of its customer; such customer has confirmed to the undersigned in writing that it is a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933), that it is the beneficial owner of the Shares being deposited in connection herewith and that it either (i) is acquiring the GDR or a beneficial interest in the Master GDR for its own account or (ii) is acting for the account of an entity that is a qualified institutional buyer that will acquire the GDR or a beneficial interest in the Master GDR for its own account.

OR

C-1-1

☐	C.

The undersigned is the beneficial owner of the Shares deposited in connection herewith and is acquiring the GDR or a beneficial interest in the Master GDR in a transaction in accordance with Regulation S under the Securities Act of 1933.

OR

☐	D.	The undersigned is a broker-dealer acting as agent on behalf of its customer, which customer has confirmed to the undersigned in writing that it is the beneficial owner of the Shares deposited in connection herewith and that it is acquiring the GDR or a beneficial interest in the Master GDR in a transaction in accordance with Regulation S under the Securities Act of 1933.

The undersigned understands (or if the undersigned is a broker-dealer, its customer has confirmed to it that it, or the entity for whom it is acting, understands) that the acquirer will become a party to and be bound by the Deposit Agreement upon becoming a Holder of a GDR or Beneficial Owner of the Master GDR.  The undersigned agrees (or if the undersigned is a broker-dealer, its customer has confirmed to it in writing that it, or the entity for whom it is acting, agrees) that it will not offer, sell, pledge or otherwise transfer any GDR or any beneficial interest in the Master GDR, the Shares or any other Deposited Securities except (1) to a person who the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act purchasing for its own account or for the account of a qualified institutional buyer that is aware that the resale, pledge or other transfer is being made in reliance on Rule 144A, (2) pursuant to an exemption from registration in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act or (3) pursuant to an effective registration statement under the Securities Act.

2.                   The undersigned is not (or if the undersigned is a broker-dealer acting as agent on behalf of a customer, such customer has confirmed to it in writing that it, or the entity for whom it is acting, is not) in India and is not, and is not acquiring a GDR or an interest in a GDR for the account or benefit of, a resident of India, and agrees (or if the undersigned is a broker-dealer, its customer has confirmed to it in writing that it, or the entity for whom it is acting, agrees) that it will not offer or sell any GDR or any beneficial interest in the Master GDR directly or indirectly to any person in India or to or to or for the account or benefit of a resident of India.

C-1-2

3.                   The undersigned acknowledges (or if the undersigned is a broker or dealer acting as agent on behalf of a customer, such customer, or the institution for whom it is acting, has confirmed to it in writing that it acknowledges) that Deposited Securities may be withdrawn from the depositary arrangements at any time, but (i) if such securities are withdrawn before January 16, 1993 they may not be transferred until such date and will bear a legend to this effect, and (ii) as a condition to such withdrawal, the beneficial owner of Shares being withdrawn will be required to enter into a Right of First Refusal Agreement pursuant to which such person must agree not to transfer all or any part of its interest in such Shares without first offering the Shares for sale to designees of the Company, and that such withdrawn Shares will bear a legend to this effect.

4.                   The undersigned represents and warrants that (or if the undersigned is a broker-dealer acting as agent on behalf of a customer, such customer, or the entity for whom it is acting, has confirmed to it in writing that) the deposit of Shares in connection with which this certification is being delivered was made in compliance with Section 2.02 of the Deposit Agreement.

Very truly,

[NAME OF CERTIFYING ENTITY]

[By:
Title ]

C-1-3

EXHIBIT C-2

Certification and Agreement of Persons

Receiving Deposited Securities Upon Withdrawal

Pursuant to Section 2.05

of the Deposit Agreement

[Date]

Citibank, N.A., as Depositary

ADR Department

111 Wall Street

New York, New York 10043

Re:  Grasim Industries Limited

Dear Sirs:

Reference is hereby made to the Deposit Agreement, dated as of November 25, 1992 (the "Deposit Agreement"), between Grasim Industries Limited (the "Company"), Citibank, N.A., as Depositary, and Holders and Beneficial Owners of Global Depositary Receipts ("GDRs") issued thereunder.  Capitalized terms used but not defined herein shall have the meanings given them in the Deposit Agreement.

Pursuant to Section 2.05 of the Deposit Agreement, we are surrendering a GDR or an interest in the Master GDR for the purpose of withdrawal of the Deposited Securities represented by the GDSs evidenced by such GDR or interest.  We represent and agree as follows:

1.	We are the beneficial owners of the Deposited Securities being withdrawn.

2.	We are a qualified institutional buyer as defined in Rule 144A under the Securities Act of 1933 or we acquired ownership of the GDR or the beneficial interest in the Master GDR surrendered herewith in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act of 1933.

3.	We acknowledge that the Deposited Securities have not been registered under the Securities Act of 1933. We agree that we will not offer, sell, pledge or otherwise transfer or deliver the Deposited Securities withdrawn hereby except (1) to a person whom we reasonably believe to be a qualified institutional buyer within the meaning of Rule 144A under the Securities Act of 1933, purchasing for its own account or for the account of a qualified institutional buyer, that is aware that the resale, pledge or other transfer is being made in reliance on Rule 144A, (2) pursuant to an exemption from registration in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act of 1933 or (3) pursuant to an effective registration statement under the Securities Act. In addition, we understand that the Deposited Securities may bear the Securities Act Legend, the 45 Day Legend and the Right of First Refusal Legend (all as defined in the Deposit Agreement) and we agree not to offer, sell, pledge, transfer or otherwise dispose of the Deposited Securities withdrawn hereunder except in compliance with such legends.

C-2-1

4.	We are not in India and are not residents of India and are not withdrawing Deposited Securities for the account or benefit of such a person.

5.	We understand and agree that as a condition of this withdrawal, we are required to enter into the Right of First Refusal Agreement attached hereto. Such Agreement has been duly executed by the undersigned.

Very truly,

[NAME OF CERTIFYING ENTITY]

[By:
Title ]

C-2-2

Annex to Exhibit C-2

Form of

Right of First Refusal Agreement

[Date]

To:	Grasim Industries Limited

Industry House

Bombay, India

Dear Sirs:

As a condition of and in consideration for the withdrawal of Shares pursuant to Section 2.05 of the Deposit Agreement, the undersigned hereby agrees for the express benefit of the Company that it will not, directly or indirectly, sell, transfer, assign or otherwise dispose of its right, title or legal or beneficial interest in or to any Shares (each a "Transfer") except as permitted by applicable law (including applicable securities laws) and this Agreement.  For the avoidance of doubt, the term "Transfer" shall not include the registration of the withdrawn Shares on the books of the Company in the name of the undersigned or its nominee.  (The person registered on such books as the holder of the Shares is hereinafter referred to as the "Holder").

NO TRANSFER OF SHARES BY US MADE IN VIOLATION OF THIS LETTER SHALL BE GIVEN EFFECT OR REGISTERED BY THE COMPANY.

Except as otherwise defined herein, capitalized terms are used as defined in the Deposit Agreement.  For the purposes of this Agreement, the term "Shares" shall mean (i) the equity shares of the Company withdrawn hereby pursuant to Section 2.05 of the Deposit Agreement (the "Original Shares"), (ii) any equity shares distributed to the Holder by way of a bonus issue, dividend or other free distribution on the Original Shares, (iii) any rights to subscribe for additional equity shares or convertible debentures whose prices are quoted in the Daily Quotation List of the Bombay Stock Exchange offered by or on behalf of the Company to the Holder as a holder of the Original Shares and (iv) any equity shares acquired by the Holder upon the exercise or otherwise by way of the rights referred to in clause (iii).

The Holder shall not Transfer any Share unless it shall have given a Company Designee (as defined below) the opportunity to purchase such Share prior to such Transfer, in the manner set forth below:

C-2-3

(a)                 The undersigned, directly or through an agent, shall first send a written offer (the "Offer") of the Shares proposed to be Transferred (the "Offered Shares") to the Company on behalf of the Company Designees.

Such Offer shall (i) identify the Offered Shares by certificate number and quantity, (ii) identify the undersigned by name and address and provide a name and telex and/or facsimile numbers to which any acceptance should be addressed (the "Acceptance Address") and (iii) be made via tested telex to: 85694 GNGD IN or by facsimile with confirmation of receipt to: (91-22) 202-5597 or otherwise in writing delivered to the Company, attention:  S.K. Saboo.  The Company may, by notice to the undersigned, amend the preceding sentence to designate alternative or additional telex or facsimile numbers or add other forms of communications or addresses.  The Company will use its best efforts to ensure that the telex and facsimile numbers identified above are available at all times for use by the undersigned.

(b)                Each Offer shall remain open for acceptance until 2:00 p.m. (Bombay time) on the Bombay Business Day (as defined below) following the day in Bombay on which such Offer is received by the Company, provided that if the Offer is received after 12:00 noon or if the day of receipt is not a Bombay Business Day, then the Offer shall remain open for acceptance until 2:00 p.m, (Bombay time) on the second Bombay Business Day following the day on which such offer was received.  As used herein, "Bombay Business Day" means a day on which the Bombay Stock Exchange is open for trading.

(c)                 The Company may accept an Offer on behalf of one or more designee(s) selected by the Company (each, a "Company Designee") by sending a written acceptance (the "Acceptance") to the Acceptance Address within the time such Offer is open, by means of tested telex or facsimile with confirmation of receipt or otherwise in conformity with clause (a) hereof.

(d)                If such an Acceptance is received within such time, then upon the receipt of such Acceptance there shall be deemed to be a binding contract between the Company and the undersigned that the undersigned shall sell and the Company shall cause the purchase of the Offered Shares in accordance with the terms of this clause (d).  On the Bombay Business Day immediately following the date such Acceptance was received and such contract became effective, the Company shall cause the Company Designee(s) to purchase and the undersigned shall sell all such Offered Shares at a price per Share equal to the Transfer Price.  No later than 3:00 p.m., Bombay time, on such following Bombay Business Day, the undersigned shall deliver a certificate or certificates representing all the Offered Shares, free and clear (except for this right of first refusal) from all liens, encumbrances or claims whatsoever, along with an instrument or instruments of transfer duly executed by the undersigned, at the offices of the Company in Bombay (the "Bombay Office").  Against delivery of such Offered Shares, the Company shall cause the Company Designees to pay the Transfer Price by banker's check or cash, without deduction or withholding of any amount.  If the services of a broker are to be utilized in such transfer, the undersigned shall have the right to name such broker in the Offer.  If the undersigned fails to name a broker, then the Company or its designees shall name the broker.

C-2-4

The term "Transfer Price" shall mean the closing price of a Share of the same class as an Offered Share of the Company on the Bombay Stock Exchange on the Bombay Business Day immediately preceding the day on which the Offer is received by the Company, as set forth on Reuters Screen Page "IISD" or such other page as may replace Page "IISD" on that service for the purpose of displaying the closing prices of shares on the Bombay Stock Exchange or, if no such price is quoted on such page, then as set forth in the Daily Quotation List of the Bombay Stock Exchange.

(e)                 If we receive a rejection by the Company of the Offer or we do not receive an Acceptance during the time such Offer remains open or if the Company or the Company Designee(s) shall fail to tender payment in full for the Offered Shares in accordance with paragraph (d) above or the Shares cannot by law or regulation (or pursuant to an exemption or similar approval granted by the government) be transferred in the manner and at the times contemplated hereunder, we shall thereafter be free to Transfer any or all of the Offered Shares from time to time in our sole discretion.  The Company agrees to execute any certificate or other additional document we reasonably request to evidence our compliance with this Agreement and our freedom to Transfer Offered Shares as described in this paragraph (e).   In particular, the Company agrees that at any time following the expiration of any Offer without acceptance, within two full Bombay Business Days after the delivery to the Bombay Office, of the certificates representing any or all Offered Shares, the Company will make available at the Bombay Office new certificates (in marketable lots if we request) representing such Offered Shares, which certificates shall not bear the Right of First Refusal Legend or certificates on which such legend has been duly cancelled.

The Company understands that the undersigned has agreed to sell Shares outside the United States only in accordance with Regulation S, and therefore represents, warrants and agrees that (i) each Company Designee is and will be outside the United States at the time the Offer and Acceptance are made and the Offered Shares are sold pursuant to clause (d) and further (ii) that no such designee is a U.S. Person.  Terms used in this paragraph have the same meaning as in Regulation S.

This Agreement is governed by, and shall be construed in accordance with, the laws (without giving effect to the conflict of law principles thereof) of India.

This Agreement shall be effective and binding on the undersigned immediately upon delivery to the Depositary, the Custodian or the Company, and the Company shall be entitled to rely upon it, without any requirement that the Company countersign or otherwise indicate its assent hereto.

Very truly,

[BENEFICIAL OWNER OF

WITHDRAWN SHARES]

[By:
Name: Title ]

C-2-5

EXHIBIT C-3

Certificate and Agreement of Persons Acquiring GDRs
Upon Exchange of a Beneficial Interest in the Master GDR

Pursuant to Section 2.09 of the Deposit Agreement

[Date]

Citibank, N.A., as Depositary

ADR Department

111 Wall Street

New York, New York 10043

Re:  Grasim Industries Limited

Dear Sirs:

Reference is hereby made to the Deposit Agreement, dated as of November 25, 1992 (the "Deposit Agreement"), between Grasim Industries Limited, Citibank, N.A., as Depositary and Holders and Beneficial Owners of Global Depositary Receipts ("GDRs") issued thereunder.  Capitalized terms used but not defined herein shall have the meanings given them in the Deposit Agreement.

The undersigned is acquiring a GDR certificate in exchange for a beneficial interest in the Master GDR pursuant to Section 2.09 of the Deposit Agreement.  The undersigned hereby certifies and agrees as follows:

☐	A.	The undersigned is acquiring a GDR certificate for its own account, without transfer. OR
☐	B.	The GDR certificate is being transferred (1)(a) to a person who the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act of 1933 purchasing for its own account or for the account of a qualified institutional buyer that is aware that the resale, pledge or other transfer is being made in reliance on Rule 144A, (b) pursuant to any exemption from registration in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act of 1933 or (c) pursuant to an effective registration statement under the Securities Act of 1933 and (2) to a person who is not in India and who is not a resident of India or to or for the account or benefit of such a person.

C-3-1

Very truly,

[NAME OF CERTIFYING ENTITY]

[By:
Title ]

C-3-2

EXHIBIT C-4

Certification and Agreement of Persons Acquiring

Beneficial Interest in the Master GDR Upon

Exchange of GDRs Pursuant to

Section 2.09 of the Deposit Agreement

[Date]

Citibank, N.A., as Depositary

ADR Department

111 Wall Street

New York, New York 10043

Re:  Grasim Industries Limited

Dear Sirs:

Reference is hereby made to the Deposit Agreement, dated as of November 25, 1992 (the "Deposit Agreement"), between Grasim Industries Limited, Citibank, N.A., as Depositary and Holders and Beneficial Owners of Global Depositary Receipts ("GDRs") issued thereunder.  Capitalized terms used but not defined herein shall have the meanings given them in the Deposit Agreement.

The undersigned is acquiring a beneficial interest in the Master GDR in exchange for a GDR pursuant to Section 2.09 of the Deposit Agreement.  The undersigned hereby certifies and agrees as follows:

☐	A.	The undersigned is acquiring a GDR certificate for its own account, without transfer. OR
☐	B.	The beneficial interest in the Master GDR is being transferred (l)(a) to a person who the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act of 1933 purchasing for its own account or for the account of a qualified institutional buyer that is aware that the resale, pledge or other transfer is being made in reliance on Rule 144A, (b) pursuant to any exemption from registration in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act of 1933 or (c) pursuant to an effective registration statement under the Securities Act of 1933 and (2) to a person who is not in India and who is not a resident of India or to or for the account or benefit of such a person.

C-4-1

Very truly,

[NAME OF CERTIFYING ENTITY]

[By:
Title ]

C-4-2

EXHIBIT D

CHARGES OF THE DEPOSITARY

Service		Rate	By Whom Paid
1)	Creation of Global Depositary GDR program	Waived	N/A
2)	Annual maintenance fee for GDR program	Waived	N/A
3)	Exchange of book-entry position for GDR certificate or GDR certificate for book-entry position	$50 per certificate	Party receiving GDR certificate or book-entry position
4)	Withdrawal of Deposited Securities against surrender of GDRs	$5.00 per 100 GDSs (or fraction thereof)	Party surrendering GDSs
5)	Distribution of dividends, sale or exercise of rights or other corporate action involving distributions in respect of Deposited Securities	$0.02 per GDS (or fraction thereof)	Party to whom distribution of dividends, or for whom the sale or exercise of rights, is made

D-1

EXHIBIT E

POSSIBLE AMENDMENTS TO THE DEPOSIT AGREEMENT

The Depositary and the Company agree to use reasonable efforts to adopt procedures or to amend the Deposit Agreement so as to facilitate the ability of Holders and Beneficial Owners generally to obtain favorable tax treatment in India with respect to the GDSs and Shares.  It is unclear under Indian tax law what procedures will be necessary to obtain such tax treatment.  The Company will pay any fees, costs and expenses of the Depositary for amending the Deposit Agreement for the foregoing purposes or any procedures or services which the Depositary institutes in accordance with the Deposit Agreement with the Company's consent.

The NASD has proposed changes in the rules governing the PORTAL System and DTC has proposed changes in its rules relating to securities eligible for transfer pursuant to Rule 144A which would require that securities such as the GDSs be included at all times in the PORTAL System as PORTAL securities to be eligible for the book-entry services of DTC.  In addition, the proposed PORTAL, rules would require that NASD members report all trades in PORTAL securities (sales to, or purchases from, a non-U.S. securities market) to the NASD. Such reports would include a representation as to whether the transaction is being made in reliance on Rule 144A under the Securities Act, and, if not, whether the buyer is a QIB, a non-QIB institution or a non-QIB individual and the identity of the counterparty, whether the transaction is on an agency or principal basis, whether the transaction is a purchase or sale, whether a sale is a "short" sale, the quantity of the security, the price of the security and a representation as to the status of the buyer.

One effect of these proposed rules, if they are adopted and become applicable to the GDSs, could be to require that the GDSs trading outside the United States and those trading inside the United States be separated into two groups of non-fungible securities with different CUSIP numbers.  In that case separate depositary facilities might be required.  Another effect of these proposed changes would be to place the burden on persons trading PORTAL securities to ensure that a transaction complies with the Securities Act.  Participants in the PORTAL System would no longer be assured of compliance with Rule 144A under the Securities Act merely because they have complied with the PORTAL market rules.

If the proposed rules become effective prior to the closing of the Offering or otherwise become applicable to the GDSs, the terms of the GDSs and the Deposit Agreement may be amended to comply with the new requirements if possible and if necessary.

E-1